Exhibit 10.29

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made to be effective as of June 6, 2012 (the “Commencement Date”), by and between PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC, a Delaware limited liability company (“Seller”), and RESOURCE REAL ESTATE OPPORTUNITY OP, L.P., a Delaware limited partnership (together with any assignee or nominee in accordance with and subject to Section 15.1 below, “Buyer”).

W I T N E S S E T H:

WHEREAS, the Company (as defined in Article 1), is the fee owner of the Property (as defined in Article 1);

WHEREAS, Seller owns 100% of the limited liability company interests in the Company (such interests, together with all rights, powers and obligations of Seller as the sole member in the Company, the “Interests”); and

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Interests upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto do hereby agree as follows:

ARTICLE 1 - CERTAIN DEFINITIONS

As used herein, the following terms shall have the following meanings:

“Business Day” shall mean any day other than a Saturday, Sunday, or any Federal holiday, or any holiday in the State in which the Property is located. If any period expires on a day which is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day.

“Buyer’s Broker” shall mean any broker, agent, finder or advisor retained by Buyer in connection with this Transaction.

“Buyer’s Reports” shall mean the results of any examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations prepared by or for or otherwise obtained by any Buyer’s Representative in connection with Buyer’s Due Diligence.

“Buyer’s Representatives” shall mean Buyer, any direct or indirect owner of any beneficial interest in Buyer, and any officers, directors, employees, agents, representatives and attorneys of Buyer or any such direct or indirect owner of any beneficial interest in Buyer.

“Closing” shall mean the closing of the Transaction.

“Closing Date” shall mean the date of Closing, which shall not be later than the Closing Deadline.

“Closing Deadline” shall mean a date not later than ten (10) business days from the date hereof, as the same may be extended pursuant to the express terms of this Agreement.

“Closing Documents” shall mean all documents and instruments executed and delivered by Buyer or Seller pursuant to the terms of this Agreement or otherwise in connection with the Transaction or this Agreement, including, without limitation, the documents and instruments required pursuant to the terms of Article 7.

“Closing Tax Year” shall mean the Tax Year in which the Closing Date occurs.

“Company” shall mean Prudential Williamsburg Holdings, LLC, a Delaware limited liability company

“Confidential Materials” shall mean any books, computer software, records or files (whether in a printed or electronic format) that consist of or contain any of the following: appraisals; budgets (other than the operating budget for the calendar year in which the Closing occurs); strategic plans for the Property; internal analyses; information regarding the marketing of the Property or Interests for sale; submissions relating to obtaining internal authorization for the sale of the Property by the Company or of the Interests by Seller or any direct or indirect owner of any beneficial interest in Seller or the Company; attorney and accountant work product; attorney-client privileged documents; internal correspondence of the Company, Seller, any direct or indirect owner of any beneficial interest in Seller, or any of their respective affiliates and correspondence between or among such parties; or other information in the possession or control of Seller, Company, Property Manager or any direct or indirect owner of any beneficial interest in Seller or the Company which such party deems proprietary or confidential.

“Contracts” shall mean all service, supply, maintenance, utility and commission agreements, all equipment leases, and all other contracts, subcontracts and agreements relating to the Real Property (but not the Leases) and the Personal Property (including all contracts, subcontracts and agreements relating to the construction of any unfinished tenant improvements) that are described in Exhibit B attached hereto and incorporated herein by this reference, together with any additional contracts, subcontracts and agreements entered into in accordance with the terms of Subsection 10.2.1 hereof and as the same may be modified or terminated in accordance with the terms of Subsection 10.2.1.

“Deposit” shall mean the sum of One Million Dollars ($1,000,000.00), deposited by Buyer in accordance with the terms of Subsection 3.1 hereof.

“Designated Representative” shall mean Richard Curlin.

“Documents” shall mean the documents and instruments applicable to the Property or any portion thereof that any of the Seller Parties deliver or make available to any Buyer’s Representative prior to Closing or which are otherwise obtained by any Buyer’s Representative prior to Closing, including, but not limited to, the Title Commitment, the Survey, the Title Documents, and the Property Documents.

“Due Diligence” shall mean examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations with respect to the Interests, Property, the Documents, and other information and documents regarding the Property, including, without limitation, examination and review of title matters, applicable land use and zoning Laws and other Laws applicable to the Property, the physical condition of the Property, and the economic status of the Property.

“Escrow Agent” shall mean First American Title Insurance Company, National Commercial Services, whose mailing address is 30 North LaSalle Street, Suite 2700, Chicago, Illinois 60602, Attention: Greg Chaparro, Telephone: (312) 553-0471, in its capacity as escrow agent.

“Intangible Property” shall mean, collectively, the Company’s interest, if any, in and to all of the following:

(a) the Contracts; and

(b) to the extent that the same are in effect as of the Closing Date, any licenses, permits and other written authorizations necessary for the use, operation or ownership of the Real Property; and

(c) any guaranties and warranties in effect with respect to any portion of the Real Property or the Personal Property as of the Closing Date;

(d) the rights of Seller or the Company (if any) to the name “Williamsburg of Cincinnati Apartments” (it being acknowledged by Buyer that Seller and the Company do not have exclusive rights (and in fact may have no rights) to use such name and that neither Seller nor the Company has registered the same in any manner); and

(e) all telephone exchange numbers and websites used in connection with the Property, and all assignable permits, warranties, licenses, tradenames and trademarks used in connection with the Property, and all renewals thereof, substitutions therefor and additions thereto.

“Interests” shall have the meaning set forth in the Recitals to this Agreement.

“Laws” shall mean all municipal, county, State or Federal statutes, codes, ordinances, laws, rules or regulations, including, without limitation, any disclosure requirements under securities laws.

“Leases” shall mean all leases for tenants of the Real Property on the Closing Date (including, without limitation, all New Leases).

“Liabilities” shall mean, collectively, any and all problems, conditions, losses, costs, damages, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever.

“Major Casualty/Condemnation” shall mean:

(a) any condemnation or eminent domain proceedings that occurs after the date hereof, if and only if the portion of the Property that is the subject of such proceedings has a value in excess of Five Hundred Thousand Dollars ($500,000.00), as reasonably determined by Seller; and

(b) any casualty that occurs after the date hereof, if and only if either (i) the casualty is an uninsured casualty and Seller, in its sole and absolute discretion, does not elect to cause the damage to be repaired or restored or give Buyer a credit at Closing for such repair or restoration, or (ii) the portion of the Property that is damaged or destroyed has a cost of repair that is in excess of Five Hundred Thousand Dollars ($500,000.00), as reasonably determined by Seller.

“Owner’s Title Policy” shall mean an ALTA owner’s title insurance policy (or such other comparable form of title insurance policy as is available in the jurisdiction in which the Property is located) issued pursuant to the Title Commitment, in the amount of the Purchase Price.

“Permitted Exceptions” shall mean and include all of the following, subject to the rights of Buyer to object to matters of title and survey pursuant to Article 4 hereof and the right of Buyer to terminate this Agreement pursuant to Article 5 hereof: (a) applicable zoning and building ordinances and land use regulations, (b) all covenants, conditions, easements, restrictions, and other matters of record affecting title to the Property, (c) such state of facts as would be disclosed by a physical inspection of the Property, (d) the lien of taxes and assessments not yet due and payable, (e) any exceptions caused by any Buyer’s Representative, (f) the rights of the tenants under the Leases, (g) any matters about which Buyer has actual or constructive knowledge of prior to the Closing Date, and (h) any matters deemed to constitute additional Permitted Exceptions under Subsection 4.2.1 hereof.

“Personal Property” shall mean, collectively, (a) all tangible personal property owned by the Company that is located on the Real Property and used in the ownership, operation and maintenance of the Real Property, including, without limitation, all machinery, equipment, furniture, fixtures, appliances and signs, and (b) all books, records and files of the Company as owner of the Real Property relating to the Real Property or the Leases; but specifically excluding from the items described in both clauses (a) and (b), any Confidential Materials, any loan files relating to the loan from Seller’s affiliate to the Company’s predecessor in title, and any computer software that is licensed to Seller.

“Property” shall mean, collectively, (a) the Real Property, (b) the Personal Property, (c) the Company’s interest as landlord in all Leases; and (d) the Intangible Property. Notwithstanding any provision of this Agreement to the contrary, the parties acknowledge that the Property does not include any existing bank accounts of the Company or the name “Prudential” or the right to use the name “Prudential.”

“Property Documents” shall mean, collectively, (a) the Leases, (b) the Contracts, and (c) any other documents or instruments which constitute, evidence or create any portion of the Property.

“Property Manager” shall mean the current manager of the Property: Buckingham Management, LLC, 941 North Meridian Street, Indianapolis, Indiana 46204, Attn: Susan Wright.

“Purchase Price” shall mean the sum of Forty-One Million Two Hundred Fifty Thousand Dollars ($41,250,000.00).

“Real Property” shall mean those certain parcels of real estate located at 200 W. Galbraith Road, Cincinnati, Hamilton County, Ohio, and legally described in Exhibit A attached hereto and incorporated herein by this reference, together with all buildings, improvements and fixtures located thereon and owned by the Company as of the Closing Date and all right, title and interest, if any, that the Company may have in and to all rights, privileges and appurtenances pertaining thereto including all of the Company’s right, title and interest, if any, in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto; provided, however, that in the event of any condemnation or casualty that occurs after the date hereof, the term “Real Property” shall not include any of the foregoing that is destroyed or taken as a result of any such condemnation proceeding.

“Receiver” shall mean any or all receivers appointed by the Court of Common Pleas of Hamilton County, Ohio for the benefit of Prudential Mortgage Capital Funding, LLC, as previous mortgagee, with respect to the Property.

“Remove” with respect to any exception to title shall mean that Seller causes the Company to cause the Title Company to remove or affirmatively insure over the same as an exception to the Owner’s Title Policy for the benefit of Buyer, without any additional cost to Buyer, whether such removal or insurance is made available in consideration of payment, bonding, or indemnity of the Company or Seller.

“Rents” shall mean all monthly rents due from the tenants of the Property under the Leases.

“Seller-Allocated Amounts” shall mean, collectively:

(a) with respect to any condemnation or eminent domain proceedings with respect to any portion of the Property that occurs after the date hereof, (i) the costs, expenses and fees, including reasonable attorneys’ fees, expenses and disbursements, incurred by the Company in connection with obtaining payment of any award or proceeds in connection with any such condemnation or eminent domain proceedings, and (ii) any portion of any such award or proceeds that is allocable to loss of use of the Property prior to Closing; and

(b) with respect to any casualty to any portion of the Property that occurs after the date hereof, (i) the costs, expenses and fees, including reasonable attorneys’ fees, expenses and disbursements, incurred by the Company in connection with the negotiation and/or settlement of any casualty claim with an insurer with respect to the Property, (ii) the proceeds of any rental loss, business interruption or similar insurance that are allocable to the period prior to the Closing Date, and (iii) the reasonable and actual costs incurred by the Company in stabilizing and/or repairing the Property following a casualty.

“Seller Parties” shall mean and include, collectively, (a) the Company; (b) Seller; (c) its counsel; (d) Seller’s Broker; (e) Property Manager, (f) any direct or indirect owner of any beneficial interest in Seller, the Company or the Property; (g) any officer, director, employee, or agent of Seller, its counsel, Seller’s Broker, Property Manager or any direct or indirect owner of any beneficial interest in Seller, the Company or the Property; and (g) any other entity or individual affiliated or related in any way to any of the foregoing.

“Seller’s Broker” shall mean Apartment Realty Advisors.

“Seller’s Knowledge” or words of similar import shall refer only to the actual knowledge of the Designated Representative and shall not be construed to refer to the knowledge of any other Seller Party, or to impose or have imposed upon the Designated Representative any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Buyer or the contents of files maintained by Designated Representative. There shall be no personal liability on the part of the Designated Representative arising out of any of the Seller’s Warranties.

“Seller’s Warranties” shall mean Seller’s representations and warranties set forth in Section 9.2, as such representations and warranties may be deemed modified or waived by Buyer pursuant to the terms of this Agreement.

“Survey” shall mean a survey of the Property to be obtained as set forth in Article 4.

“Tax Year” shall mean the year period commencing on January 1 of each calendar year and ending on December 31 of each calendar year.

“Title Commitment” shall mean a commitment to issue an owner’s policy of title insurance with respect to the Property, issued by the Title Company.

“Title Company” shall mean Land Services USA, Inc., as agent for First American Title Insurance Company.

“Title Documents” shall mean all documents referred to on Schedule B of the Title Commitment as exceptions to coverage.

“Title Objections” shall mean any exceptions to title to which Buyer is entitled and timely objects in accordance with the terms of Subsection 4.2.1(a).

“Transaction” shall mean the transaction contemplated by this Agreement.

ARTICLE 2 - SALE OF PROPERTY

2.1 Sale of Interests. Seller agrees to sell, transfer and assign and Buyer agrees to purchase, accept and assume, subject to the terms and conditions set forth in this Agreement, all of Seller’s right, title and interest in and to the Interests.

2.2 Purchase Price. In consideration of the sale of the Interests to Buyer, Buyer shall pay to Seller an amount equal to the Purchase Price, as prorated and adjusted as set forth in Article 6, Section 7.2, or as otherwise provided under this Agreement. The Purchase Price shall be paid as follows: All-Cash, by wire transfer of immediately available funds at the Closing.

2.3 Closing Extension. Buyer hereby acknowledges that the Company is obtaining fee ownership of the Property through foreclosure proceedings in Hamilton County, Ohio. If the foreclosure deed transferring the Property to the Company has not been recorded by the appropriate officials of Hamilton County, Ohio (the “Foreclosure Deed Delivery”) prior to the Closing Deadline, the Closing Deadline shall automatically be extended by a period of thirty (30) days. However, upon successful Foreclosure Deed Delivery during such extension period, the Closing Deadline shall automatically be moved to such date that is five (5) Business Days following such Foreclosure Deed Delivery. If Foreclosure Deed Delivery does not occur prior to such date that is thirty (30) days following the original Closing Deadline, Buyer may terminate this Agreement pursuant to Section 5.3 below in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement.

ARTICLE 3 - PURCHASE PRICE

3.1 Earnest Money Deposit.

3.1.1 Payment of Deposit. No later than three (3) Business Days following the Commencement Date, Buyer shall make the Deposit in immediately available funds with Escrow Agent.

3.1.2 Applicable Terms; Failure to Make Deposit. The Deposit shall be paid to Escrow Agent in immediately available funds. Except as expressly otherwise set forth herein, the Deposit shall be applied against the Purchase Price on the Closing Date and shall otherwise be held and delivered by Escrow Agent in accordance with the provisions of Article 13. Notwithstanding any provision in this Agreement to the contrary, if Buyer fails to timely make the Deposit as provided herein, at Seller’s option, Buyer shall be deemed to have elected to terminate this Agreement and, if Seller elects such option, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement.

3.2 Cash at Closing. On the Closing Date, Buyer shall pay to Seller an amount equal to the Purchase Price in immediately available funds by wire transfer as more particularly set forth in Section 7.2, as prorated and adjusted as set forth in Article 6, Section 7.2, or as otherwise provided under this Agreement, and, as a portion of such payment, Buyer may cause the Escrow Agent to pay to Seller such portion of the Deposit to Seller in immediately available funds by wire transfer as more particularly set forth in Section 7.2.

ARTICLE 4 - TITLE MATTERS

4.1 Title to Real Property. Buyer shall use commercially reasonable efforts to obtain the Title Commitment, copies of all of the Title Documents, and the Survey as soon as reasonably practicable after the date hereof. Buyer shall notify Seller when it receives any of the aforementioned documents and shall promptly furnish Seller copies of the same.

4.2 Title Defects.

4.2.1 Buyer’s Objections to Title; Seller’s Obligations and Rights.

(a) On or before the Closing Deadline, Buyer shall have the right to object in writing to any title matters that appear on the Title Commitment, the Survey, and any supplemental title reports or updates to the Title Commitment (whether or not such matters constitute Permitted Exceptions). Unless Buyer is entitled to and timely objects to such title matters, all such title matters shall be deemed to constitute additional Permitted Exceptions.

(b) Seller may elect (but shall not be obligated) to Remove or cause to be Removed any such Title Objections and Seller shall notify Buyer in writing within two (2) Business Days after receipt of Buyer’s notice of Title Objections (but, in any event, prior to the Closing Date) whether Seller elects to Remove the same (and the failure of Seller to respond in writing within such period shall be deemed an election by Seller not to Remove such Title Objections). Seller shall be entitled to a reasonable adjournment of the Closing and Closing Deadline (not to exceed thirty (30) days) for the purpose of the Removal of any such Title Exception. If Seller elects not to Remove one or more Title Objections (or is deemed to have so elected), then, within five (5) Business Days after such election (but, in any event, prior to the Closing Date), Buyer may elect in writing to either (i) terminate this Agreement, in which event the Deposit shall be paid to Seller and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (ii) waive such Title Objections and proceed to Closing. Failure of Buyer to respond in writing within such period shall be deemed an election by Buyer to waive such Title Objections and proceed to Closing. Any such Title Objection so waived (or deemed waived) by Buyer shall be deemed to constitute a Permitted Exception and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

(c) If this Agreement is not terminated by Buyer in accordance with the provisions hereof, Seller shall, at Closing, Remove or cause to be Removed any Title Objections that Seller is obligated to Remove hereunder. Seller may use any portion of the Purchase Price to Remove or cause to be Removed any such Title Objections. If Seller is unable to Remove any such Title Objections at or prior to the Closing, Buyer may at Closing elect to either (a) terminate this Agreement, in which event the Deposit shall be paid to Seller and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) accept such exceptions to title and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

(d) Notwithstanding any provision herein to the contrary, on or prior to Closing, Seller shall Remove or cause to be Removed all exceptions first appearing from and after May 2, 2012, the date of Buyer’s title commitment (without the benefit of reasonable adjournment). If Seller is unable to Remove any such Title Objections at or prior to the Closing, Buyer may at Closing elect to terminate this Agreement, in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement

ARTICLE 5 - BUYER’S DUE DILIGENCE/CONDITION OF THE PROPERTY

5.1 Buyer’s Due Diligence.

5.1.1 Access to Documents and the Property. Commencing prior to the date hereof and continuing to the Closing Date, Seller has and will continue to make or cause to be made available to Buyer for copying, at Buyer’s sole cost and expense, all books, records and files of the Company, the Receiver and of the Property Manager (other than Confidential Materials) that pertain to the Property, including without limitation, the Contracts, utility bills and financial statements from April 2012 through the Closing Date (provided, however, that if such financial statements are not available on the Closing Date, Seller shall provide copies within 45 days of Closing), which are located (i) on-site at the Property, (ii) at the office of Property Manager, and (iii) at the office of Seller. In addition, commencing prior to the date hereof and continuing to the Closing Date, Seller has and will continue to cause the Company to allow Buyer’s Representatives access to the Property upon reasonable prior notice at reasonable times to perform Buyer’s Due Diligence, provided (a) such access does not interfere with the operation of the Property or the rights of tenants; (b) Buyer shall coordinate with Seller, the Company and Property Manager prior to and during each visit to the Property by any Buyer’s Representative and representatives of Seller shall accompany Buyer’s Representatives during each such visit; (c) Buyer’s Representatives shall not contact any tenant without Seller’s or the Company’s prior written consent; and (d) Seller or the Company or their designated representative shall have the right to pre-approve and be present during any physical testing of the Property. Buyer shall deliver promptly to Seller copies of all Buyer’s Reports. Buyer shall immediately return the Property to the condition existing prior to any tests and inspections. Prior to such time as Buyer or any of Buyer’s Representatives enter the Property, Buyer shall (i) obtain policies of general liability insurance which insure Buyer’s Representatives with liability insurance limits of not less than $1,000,000 combined single limit for personal injury and property damage and name the Company and Property Manager as additional insureds and which are with such insurance companies, provide such coverages and carry such other limits as Seller shall reasonably require, and (ii) provide Seller with certificates of insurance evidencing that Buyer has obtained the aforementioned policies of insurance.

5.1.2 Other Due Diligence Obligations of Buyer. All inspections by Buyer’s Representatives shall be at Buyer’s sole expense and shall be in accordance with applicable Laws, including without limitation, Laws relating to worker safety and the proper disposal of discarded materials. Buyer shall cause each of Buyer’s Representatives to be aware of the terms of this Agreement as it relates to the conduct of Buyer’s Due Diligence and the obligations of such parties hereunder.

5.1.3 Waiver and Release. Buyer, for itself and all of the other Buyer’s Representatives, hereby waives and releases Seller and each of the Seller Parties from all claims resulting directly or indirectly from access to, entrance upon, or inspection of the Property by Buyer’s Representatives, except with respect to any gross negligence or willful misconduct on the part of any Seller Parties.

5.2 As-Is, Where-Is, With All Faults Sale. Buyer acknowledges and agrees as follows:

(a) Until the Closing Date, Buyer shall conduct, and shall continue to conduct, or has waived its right to conduct, such Due Diligence as Buyer has deemed or shall deem necessary or appropriate.

(b) The Interests shall be sold, and Buyer shall accept possession of the Property (through the reconstituted Company) on the Closing Date, “AS IS, WHERE IS, WITH ALL FAULTS”, with no right of setoff or reduction in the Purchase Price, and except as otherwise expressly provided in this Agreement: (i) Buyer is expressly purchasing the Interests and the Property (through the reconstituted Company) in its existing condition with respect to all facts, circumstances, conditions and defects; (ii) Seller has no obligation to inspect for, repair or correct any facts, circumstances, conditions or defects relating to the Company or the Property or to compensate Buyer for same; (iii) Seller has specifically bargained for the assumption by Buyer of all responsibility to inspect and investigate the Company and the Property and of all risk of adverse conditions and has structured the Purchase Price and other terms of this Agreement in consideration thereof; (iv) Buyer has undertaken all such inspections and investigations of the Company and the Property as Buyer deems necessary or appropriate under the circumstances as to the condition of the Company and the Property and the suitability of the Company and the Property for Buyer’s intended use, and based upon same, Buyer is and will be relying strictly and solely upon such inspections and examinations and the advice and counsel of its own consultants, agents, legal counsel and officers and Buyer is and will be fully satisfied that the Purchase Price is fair and adequate consideration for the Interests; (v) Seller is not making and has not made any warranty or representation with respect to any materials or other data provided by Seller or any of the Seller Parties to Buyer (whether prepared by or for the Seller or others) or the education; skills, competence or diligence of the preparers thereof or the physical condition or any other aspect of all or any part of the Property as an inducement to Buyer to enter into this Agreement and thereafter to purchase the Interests or for any other purpose; and (vi) by reason of all the foregoing, Buyer assumes the full risk of any loss or damage occasioned by any fact, circumstance, condition or defect pertaining to the Interests or the Property. Without limiting the generality of any of the foregoing, Buyer specifically acknowledges that Seller does not represent or in any way warrant the accuracy of any marketing information or pamphlets listing or describing the Interests, the Company or the Property or the information, if any, provided by Seller or any of the Seller Parties to Buyer; and

SELLER HEREBY DISCLAIMS ALL WARRANTIES OF ANY KIND OR NATURE WHATSOEVER (INCLUDING WARRANTIES OF HABITABILITY AND FITNESS FOR PARTICULAR PURPOSES), WHETHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO WARRANTIES WITH RESPECT TO THE PROPERTY, TAX LIABILITIES, ZONING, LAND VALUE, AVAILABILITY OF ACCESS OR UTILITIES, INGRESS OR EGRESS, GOVERNMENTAL APPROVALS, OR THE SOIL CONDITIONS OF THE LAND. BUYER FURTHER ACKNOWLEDGES THAT BUYER IS BUYING THE INTERESTS “AS IS” AND THE PROPERTY (THROUGH THE RECONSTITUTED COMPANY) “AS IS” AND IN ITS PRESENT CONDITION AND THAT EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, BUYER IS NOT RELYING UPON ANY REPRESENTATION OF ANY KIND OR NATURE MADE BY SELLER, OR ANY OF ITS EMPLOYEES OR AGENTS OR SELLER WITH RESPECT TO THE

COMPANY, THE INTERESTS, LAND OR PROPERTY, AND THAT, IN FACT, NO SUCH REPRESENTATIONS WERE MADE EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT; and

FURTHER AND WITHOUT IN ANY WAY LIMITING ANY OTHER PROVISION OF THIS AGREEMENT, SELLER MAKES NO WARRANTY WITH RESPECT TO THE PRESENCE ON OR BENEATH THE LAND (OR ANY PARCEL IN PROXIMITY THERETO) OF HAZARDOUS MATERIALS. BY ACCEPTANCE OF THIS AGREEMENT AND THE ASSIGNMENT, BUYER ACKNOWLEDGES THAT BUYER’S OPPORTUNITY FOR INSPECTION AND INVESTIGATION OF SUCH LAND (AND OTHER PARCELS IN PROXIMITY THERETO) HAS BEEN ADEQUATE TO ENABLE BUYER TO MAKE BUYER’S OWN DETERMINATION WITH RESPECT TO THE PRESENCE ON OR BENEATH THE LAND (AND OTHER PARCELS IN PROXIMITY THERETO) OF SUCH HAZARDOUS MATERIALS. FURTHERMORE, BUYER’S CLOSING HEREUNDER SHALL BE DEEMED TO CONSTITUTE AN EXPRESS WAIVER OF BUYER’S AND ITS SUCCESSORS’ AND ASSIGNS’ RIGHTS TO SUE SELLER OR ANY OF THE SELLER PARTIES AND OF BUYER’S RIGHT TO CAUSE SELLER TO BE JOINED IN AN ACTION BROUGHT UNDER ANY FEDERAL, STATE OR LOCAL LAW, RULE, ACT, OR REGULATION NOW EXISTING OR HEREAFTER ENACTED OR AMENDED WHICH PROHIBITS OR REGULATES THE USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF HAZARDOUS MATERIALS OR WHICH REQUIRES REMOVAL OR REMEDIAL ACTION WITH RESPECT TO SUCH HAZARDOUS MATERIALS, SPECIFICALLY INCLUDING BUT NOT LIMITED TO FEDERAL “CERCLA”, “RCRA”, AND “SARA” ACTS.

(c) Except as expressly set forth in this Agreement, none of the Seller Parties have or shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Buyer with respect to the Property, the Interests, the Company, any matter set forth, contained or addressed in the Documents (including, but not limited to, the accuracy and completeness thereof) or the results of Buyer’s Due Diligence.

(d) Buyer shall independently confirm to its satisfaction all information that it considers material to its purchase of the Interests and the Property or the Transaction.

5.3 Termination of Agreement. If the Foreclosure Deed Delivery has not occurred by the extended Closing Deadline set forth in Section 2.3 above, Buyer may terminate this Agreement by written notice to Seller within ten (10) business days after the extended Closing Deadline, and, in the event of such termination, neither Seller nor Buyer shall have any liability hereunder except for those obligations which expressly survive the termination of this Agreement and Buyer shall be entitled to the return of the Deposit. In the event Buyer fails to terminate this Agreement within ten (10) business days after the extended Closing Deadline, Buyer shall be deemed to have waived its rights to terminate this Agreement in accordance with this Article 5, and the Closing Deadline shall be extended to five (5) business days following the actual date of the Foreclosure Deed Delivery.

5.4 Buyer’s Certificate. At Closing, Buyer shall execute (and cause to be executed) and deliver to Seller, a certificate in the form of Exhibit C attached hereto and incorporated herein by this reference.

ARTICLE 6 - ADJUSTMENTS AND PRORATIONS

The following adjustments and prorations shall be made at Closing, each prorated on a daily basis:

6.1 Lease Rentals and Other Revenues.

6.1.1 Rents. All collected Rents shall be prorated between Seller and Buyer as of 12:01 a.m. on the Closing Date. Seller shall be entitled to all Rents attributable to any period prior to but not including the Closing Date. Buyer shall be entitled to all Rents attributable to any period on and after the Closing Date. Rents not collected as of the Closing Date shall not be prorated at the time of Closing.

6.1.2 Other Revenues. Revenues from Property operations other than Rents (which shall be prorated as provided in Subsection 6.1.1), security deposits (which will be apportioned as provided in Section 6.6), and pre-paid installments or other payments under Contracts (which shall be the sole property of Seller) that are actually collected shall be prorated between Buyer and Seller as of 12:01 a.m. on the Closing Date. Seller shall be entitled to all such revenues attributable to any period to but not including the Closing Date and Buyer shall be entitled to all such revenues attributable to any period on and after the Closing Date.

6.1.3 Post Closing Collections. Buyer hereby agrees the Rents and other revenues for the period prior to the Closing Date remain the property of Seller as the owner of the Company during such period. After Closing, Buyer shall cause the Company to make a good faith effort to collect any Rents or other revenues not collected as of the Closing Date on Seller’s (as the then owner of the Company) behalf and to tender the same to Seller upon receipt. Rents collected by Buyer or the Company on or after the Closing Date shall first be applied to all amounts due under the applicable Lease or obligation for the period prior to the Closing Date (i.e., Rents and sums due the Company as then owned by Seller), but only to the extent of amounts delinquent and actually due for the period prior to the Closing Date, with the balance (if any) payable to Buyer. Buyer (as the new owner of the Company) shall have an exclusive right to collect the Rents or other revenue due Seller under this Agreement. The terms of this Section 6.1.3 shall survive the Closing and not be merged therein.

6.2 Intentionally Deleted.

6.3 Real Estate and Personal Property Taxes.

6.3.1 Proration of Ad Valorem Taxes. All ad valorem real estate and personal property taxes with respect to the Property due and payable in the current calendar year shall be prorated at Closing notwithstanding the year for which such taxes are attributable. Seller shall pay all assessments levied upon the Property prior to Closing. To the extent any additional taxes, assessments or levies are imposed, assessed or levied against the Property or any portion thereof, at any time subsequent to Closing but are specifically applicable to any period prior to the tax bill used for prorations at Closing (for taxes) or prior to Closing (for other assessments), such items shall be reapportioned between Buyer and Seller post-Closing. Buyer shall pay or cause the Company to pay all property taxes subsequent to those due and payable in the current calendar year.

6.3.2 Insufficient Information. If, at Closing, the real estate and/or personal property tax rate and assessments have not been set for the taxes due and payable during the Closing Tax Year, then the proration of such taxes shall be based upon the rate and assessments for the preceding Tax Year, and such proration shall be adjusted between Seller and Buyer after Closing upon presentation of written evidence that the actual taxes due and payable during the Closing Tax Year differ from the amounts used at Closing and in accordance with the provisions of Section 6.8, which obligation shall survive the Closing and not be merged therein.

6.3.3 Special Assessments. Seller shall pay all installments of special assessments due and payable prior to the Closing Date and Buyer shall pay or cause the Company to pay all installments of special assessments due and payable on and after the Closing Date; provided, however, that (a) if the owner of the Property has the election to pay any special assessment either immediately or under a payment plan with interest, Seller may elect to pay under a payment plan, which election shall be binding on Buyer; and (b) Seller shall not be required by the foregoing to pay any installments of special assessments which have not been confirmed or which relate to projects that have not been completed on the date hereof.

6.3.4 Intentionally Omitted.

6.3.5 Reassessments. In the event the Property has been assessed for property tax purposes at such rates as would result in reassessment (i.e., “escape assessment” or “roll-back taxes”) based upon the change in land usage or ownership of the Property on or after the Closing Date, Buyer hereby agrees to pay all such taxes and to indemnify and save Seller harmless from and against all Liabilities for such taxes. Such indemnity shall survive the Closing and not be merged therein.

6.4 Other Property Operating Expenses. Operating expenses for the Property shall be prorated as of 12:01 a.m. on the Closing Date. Seller shall be responsible for all utility charges and other operating expenses attributable to the Property to, but not including the Closing Date (except for those utility charges and operating expenses payable by tenants in accordance with the Leases) and Buyer shall be responsible for all utility charges and other operating expenses attributable to the Property on or after the Closing Date. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading and post-closing adjustments between Buyer and Seller shall be made within twenty (20) days of the date that actual consumption for such pre-closing period is determined, which obligation shall survive the Closing and not be merged therein. Seller shall receive a credit for any deposits that the Company has (or entitled to the benefit of as the successor of the receiver) with any of the utility services or companies servicing the Property. Seller shall turnover to the Company any utility deposits received by Seller after the Closing Date, which obligation shall survive Closing.

6.5 Closing Costs. Buyer shall pay the following costs and expenses associated with the following: (a) all costs of Buyer’s Due Diligence, including fees due its consultants and attorneys, (b) all lenders’ fees related to any financing to be obtained by Buyer, (c) all recording and filing charges in connection with the instruments by which Seller conveys the Property, (d) the commission due Buyer’s Broker, (e) one half of all escrow or closing charges, (f) all premiums and charges of the Title Company for the Title Commitment and any Mortgagee’s Title Policy (including endorsements), to the extent in excess of the premiums and charges for the Owner’s Title Policy, (g) the cost of the Survey (including any Survey costs incurred by Seller in anticipation of the sale of the Property), and (h) all transfer taxes, sales taxes, documentary stamp taxes and similar charges, if any, applicable to the transfer of the Interests or Property (through the reconstituted Company) to Buyer, and all of any such charges attributable to any financing obtained by Buyer. Seller shall pay the following costs and expenses associated with the Transaction: (i) the commission due Seller’s Broker, (ii) all fees due its attorneys, (iii) one half of all escrow or closing charges, (iv) all premiums and charges of the Title Company for the Title Commitment and the Owner’s Title Policy (excluding endorsements other than “same land as survey”), (and (v) the cost of any recording any mortgage satisfaction documents or other documents to be recorded in order to Remove any Title Objections that Seller has agreed to Remove. Except as otherwise provided in this Section, all other costs and expenses associated with the Closing of the transactions contemplated hereunder shall be paid by Buyer. The obligations of the parties under this Section 6.5 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

6.6 Cash Security Deposits. At Closing, Seller shall retain any cash security deposits previously paid under the Leases to the Company but shall give Buyer a credit against the Purchase Price in the aggregate amount of any such cash security deposits less any administrative or similar charges to which Seller may be entitled under applicable Law. To the extent that Seller has collected from any tenant any deposits or fees in addition to security deposits (including, without limitation, pet fees), Seller shall retain any such deposits or fees that are non-refundable, and any refundable deposits or fees shall be transferred to Buyer in the form of a credit at Closing.

6.7 Apportionment Credit. In the event the apportionments to be made at the Closing result in a credit balance (a) to Buyer, such sum shall be paid at the Closing by giving Buyer a credit against the Purchase Price in the amount of such credit balance, or (b) to Seller, Buyer shall pay the amount thereof to Seller at the Closing by wire transfer of immediately available funds to the account or accounts to be designated by Seller for the payment of the Purchase Price.

6.8 Delayed Adjustment; Delivery of Operating and Other Financial Statements. If at any time following the Closing Date, the amount of an item prorated or credited at Closing as listed in any section of this Article 6 shall prove to be incorrect (whether as a result of an error in calculation or a lack of complete and accurate information as of the Closing) or otherwise require adjustment as a result of any year-end or periodic reconciliations of reimbursable operating expenses or tax payments by a tenant under a Lease, the party owing money as a result of such error or adjustment shall promptly pay to the other party the sum necessary to correct such error or make such adjustment upon receipt of proof of the same, provided that such proof is received by the party from whom payment is to be made on or before one (1) year after Closing (such period being referred to herein as the “Post Closing Adjustment Period”). In order to enable Seller to determine whether any such delayed adjustment is necessary, Buyer shall provide the information reasonably necessary for the determination of such adjustments) for the Property and copies of any applicable correspondence and statements sent to tenants in connection with any reconciliation promptly after the same are prepared, but, in any event, no later than the date one (1) month prior to the expiration of the Post-Closing Adjustment Period. The provisions of this Section 6.8 shall survive the Closing and not be merged therein.

ARTICLE 7 - CLOSING

Buyer and Seller hereby agree that the Transaction shall be consummated as follows:

7.1 Closing Date. Closing shall occur on the Closing Date. The parties shall conduct an escrow-style closing between themselves and with the Escrow Agent to handle documents related to the Title Policy and funding, so that it will not be necessary for any party to attend the Closing (Buyer and Seller shall exchange pre-Closing deliveries and escrow instructions, and finalize and sign all documents not later than the day prior to Closing, and deliver such items in accordance with such instructions).

7.2 Transfer and Payment of Purchase Price. Provided all conditions precedent to Seller’s obligations hereunder have been satisfied, Seller agrees to convey the Interests to Buyer upon confirmation of receipt of the Purchase Price by the Escrow Agent as set forth below. Provided all conditions precedent to Buyer’s obligations hereunder have been satisfied, Buyer agrees to pay the amount specified in Article 3 by timely delivering the same to the Escrow Agent no later than 2:00 p.m. Eastern Time on the Closing Date.

7.3 Seller’s Closing Deliveries. At the Closing, Seller shall deliver or cause to be delivered the following:

(a) Assignment. An Assignment of Interests in the form of Exhibit “D” attached hereto (the “Assignment”) pursuant to which Seller conveys the Interests to Buyer and Seller withdraws from the Company.

(b) Non-Foreign Status Affidavit. A non-foreign status affidavit in the form of Exhibit E attached hereto and incorporated herein by this reference, as required by Section 1445 of the Internal Revenue Code, executed by Seller.

(c) Termination of Property Management Agreement. A termination of the property management agreement between Property Manager and the Company with respect to the Property, acknowledging termination as of the Closing Date and payment in full of all amounts due to Property Manager thereunder.

(d) Evidence of Authority. A certificate of an officer of Seller or a special consent action executed by the members of Seller with respect to the authority to act on behalf of Seller of the individual executing on behalf of Seller all documents contemplated by this Agreement.

(e) Corporate Records. Copies of all corporate records of the Company, including without limitation, resolutions and formation documents. Seller will prepare and file with the Secretary of States of Delaware and Ohio on or about the Closing Date documents reasonably approved by Buyer to change the name of the Company to “RRE Williamsburg Holdings, LLC.”

(f) Resignations. A resolution by the Seller as the sole member of the Company removing the existing officers, including without limitation those listed on Exhibit G hereto, effective as of the Closing Date.

(g) Title Affidavit. A title affidavit covering the period from and after the date of the Sheriff’s Deed through the Closing Date in the form attached hereto as Exhibit I.

(h) Rent Roll. A rent roll dated not more than five (5) days prior to the Closing Date certified as true, correct and complete in all material respects by the Property Manager.

(i) Release. A release of any claims against the Company by Seller’s participant Dexia Real Estate Capital Markets f/k/a Artesia Mortgage Capital Corporation (the “Participant”), but reserving any rights the Participant may have against Seller.

(j) Contracts. A current list of Contracts certified as true, correct and complete in all material respects by the Property Manager.

(k) Other Documents. Such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the Transaction.

(l) Keys; Codes. All keys to all locks and all security codes in Seller’s possession or control.

The items to be delivered by Seller in accordance with the terms of the preceding Subsections 7.3(a) through 7.3(j) shall be delivered to escrow no later than 5:00 p.m. Eastern Time on the last Business Day prior to the Closing Date.

7.4 Buyer Closing Deliveries. At the Closing, Buyer shall deliver or cause to be delivered the following:

(a) Purchase Price. The Purchase Price, as adjusted for apportionments and other adjustments required under this Agreement, plus any other amounts required to be paid by Buyer at Closing.

(b) Assignment. The Assignment executed by the Buyer.

(c) Evidence of Authority. A certificate of an officer of Buyer with respect to the authority of the individual executing all documents contemplated by this Agreement on behalf of Buyer to act on behalf of Buyer.

(d) Buyer’s Certificate. The Buyer’s Certificate required by Section 5.4 of this Agreement, executed by the Buyer.

(e) Other Documents. Such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer to consummate the Transaction.

The Purchase Price shall be paid in accordance with the terms of Section 7.2 hereof and the items to be delivered by Buyer in accordance with the terms of this Section 7.4 shall be delivered to escrow no later than 5:00 p.m. Eastern Time on the last Business Day prior to the Closing Date.

ARTICLE 8 - CONDITIONS TO CLOSING

8.1 Conditions to Seller’s Obligations. Seller’s obligation to close the Transaction is conditioned on all of the following, any or all of which may be waived by Seller by an express written waiver, at its sole option:

(a) Representations True. All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent they expressly relate to an earlier date;

(b) Buyer’s Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar Law, whether now or hereafter existing;

(c) Buyer’s Deliveries Complete. Buyer shall have delivered the funds required hereunder and all of the documents to be executed by Buyer set forth in Section 7.4 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Buyer at or prior to the Closing; and

(d) Foreclosure Deed Delivery. The Foreclosure Deed Delivery shall have occurred prior to the Closing Date.

8.2 Conditions to Buyer’s Obligations. Buyer’s obligation to close the Transaction is conditioned on all of the following, any or all of which may be expressly waived by Buyer in writing, at its sole option:

(a) Representations True. Subject to the provisions of Section 9.3, all representations and warranties made by Seller in this Agreement, as the same may be amended as provided in Section 9.3, shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent that they expressly relate to an earlier date; and

(b) Seller’s Deliveries Complete. Seller shall have delivered all of the documents and other items required pursuant to Section 7.3 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Seller at or prior to the Closing.

8.3 Waiver of Failure of Conditions Precedent. At any time or times on or before the date specified for the satisfaction of any condition, Seller or Buyer may elect in writing to waive the benefit of any such condition set forth in Section 8.1 or Section 8.2, respectively. By closing the Transaction, Seller and Buyer shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Section 8.1 and Section 8.2, respectively. In the event any of the conditions set forth in Section 8.1 or Section 8.2 are neither waived nor fulfilled, Seller or Buyer (as appropriate) may notify the other in writing of such failure (which written notice shall detail such failure, as applicable), and if such failure remains uncured within five (5) days after receipt of such written notice, Seller or Buyer (as appropriate) may terminate this Agreement by written notice to the other, in which event, subject to any rights and remedies, if any, that either party may have pursuant to the terms of Article 11 hereof, the Deposit shall be paid to Buyer or Seller (as appropriate), as described in Article 11, and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement.

8.4 Approvals not a Condition to Buyer’s Performance. Subject to Buyer’s right to terminate this Agreement prior to the expiration of the Due Diligence Period in accordance with the terms of Article 5 hereof, Buyer acknowledges and agrees that its obligation to perform under this Agreement is not contingent upon Buyer’s ability to obtain any (a) governmental or quasi-governmental approval of changes or modifications in use or zoning, or (b) modification of any existing land use restriction, or (c) consents to assignments of any service contracts, management agreements or other agreements which Buyer requests, or (d) endorsements to the Owner’s Title Policy, or (e) financing from third party lenders for acquisition of the Property.

ARTICLE 9 - REPRESENTATIONS AND WARRANTIES

9.1 Buyer’s Representations. Buyer represents and warrants to, and covenants with, Seller as follows:

9.1.1 Buyer’s Authorization. Buyer (and as used in this Section 9.1.1, the term Buyer includes any general partners or managing members of Buyer) (a) is duly organized (or formed), validly existing and in good standing under the Laws of its State of organization and, as and to the extent required by Laws for this Transaction, the State in which the Property is located, (b) is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all Closing Documents to be executed by Buyer, and (c) has all necessary power to execute and deliver this Agreement and all Closing Documents to be executed by Buyer, and to perform all of its obligations hereunder and thereunder. This Agreement and all Closing Documents to be executed by Buyer, have been duly authorized by all requisite partnership, corporate or other required action on the part of Buyer and are the valid and legally binding obligations of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all Closing Documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any Law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

9.1.2 Buyer’s Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar Laws.

9.1.3 Patriot Act Compliance. Buyer is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and is not engaging in this Transaction, directly or indirectly, on behalf of, or instigating or facilitating this Transaction, directly or indirectly, on behalf of, any such person, group, entity or nation.

Buyer’s representations and warranties in this Section 9.1 shall survive the Closing and not be merged therein.

9.2 Seller’s Representations. Seller represents and warrants to Buyer as follows:

9.2.1 Seller’s Authorization. Seller (and as used in this Section 9.2.1, the term Seller includes the Company, any general partners or managing members of Seller) (a) is duly organized (or formed), validly existing and in good standing under the Laws of its State of organization and, as and to the extent required by applicable Laws, of the State in which the Property is located, (b) is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Seller, and (c) contingent upon completion of the Foreclosure Deed Delivery, has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Seller, and to perform all of its obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Seller, have been duly authorized by all requisite partnership, corporate or other required action on the part of Seller and are the valid and legally binding obligations of Seller, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any Law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound.

9.2.2 Seller’s Financial Condition. No petition has been filed by Seller, nor has Seller received written notice of any petition filed against Seller, under the Federal Bankruptcy Code or any similar Law.

9.2.3 Ownership. Seller owns, or at the time of Closing will own, the Interests, free and clear of all liens, claims and encumbrances, subject to the rights of the Participant to receive a share of the proceeds of the sale contemplated hereby.

9.2.4 SPE; EIN. The Company does not own, nor has it ever owned, any real or personal property of any kind other than the Property. The Company has no employees. The Company engages in no business other than the ownership, maintenance and operation of the Property and ancillary activities relating thereto including, without limitation, dealing with the Participant. The Company has no Federal Employer Identification Number.

9.2.5 The Interests. The Interests have been duly and validly issued and are fully paid. Other than this Agreement, there are not, and on the Closing Date there will not be, any outstanding (1) options, warrants or other rights to purchase any membership interests in the Company, (2) any securities convertible into or exchangeable for membership interests in the Company, or (3) any other commitments of any kind for the issuance of additional membership interests in the Company. There are no other restrictions on transfer or other agreements or instruments which are binding on the Seller and/or which relate to the ownership, voting or transfer of the Interests, other than the consent of the Participant which has been obtained.

9.2.6 Organizational Documents. Attached hereto as Exhibit F are true, correct and complete copies of the Company’s Certificate of Formation, Limited Liability Company Agreement and all modifications and amendments thereto, if any.

9.2.7 Officers and Directors. Attached hereto as Exhibit G is a true, correct and complete list of all officers of the Company as of the date hereof and as of the Closing Date. Other than the officers listed on Exhibit G there are no, and before the Closing Date will be no, other officers, directors, managers, authorized signatories or any other Person with any management, corporate or signing power with respect to the Company other than Property Manager pursuant to the property management agreement with the Company being terminated at Closing.

9.2.8 Seller’s Knowledge Representations. To Seller’s Knowledge:

(a) Patriot Act Compliance. Seller is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and is not engaging in this Transaction, directly or indirectly, on behalf of, or instigating or facilitating this Transaction, directly or indirectly, on behalf of, any such person, group, entity or nation.

(b) Litigation. Except as listed in Exhibit H attached hereto and incorporated herein by this reference, from and after the transfer of possession of the Property to the Company on April 10, 2012 (“Possession Date”), the Company has not received any written notice of any current or pending litigation against the Company (including, but not limited to, condemnation proceedings against the Property).

(c) Violations. Except for violations cured or remedied on or before the date hereof and except as listed in Exhibit H attached hereto, as of the date of this Agreement and during the time from and after the Possession Date, the Company has not received any written notice from any governmental authority (i) of any violation of any Law applicable to the Property, including, but not limited to, ordinances, rules, regulations or court orders or court decrees relating to, but not limited to, zoning, building codes or Hazardous Materials or Hazardous Substances, as those terms are defined in any applicable Law, or (ii) that there are Hazardous Materials or Hazardous Substances in, on or under the Property that require remediation or removal under any applicable environmental Law, regulation or order.

(d) Other Rights. Neither Seller nor the Company have entered into any agreements currently in effect pursuant to which Seller or the Company has granted any rights of first refusal to purchase all or any part of the Property or the Interests, options to purchase all or any part of the Property or the Interests or other rights whereby any individual or entity has the right to purchase all or any part of the Property or the Interests (except for this Agreement).

9.3 General Provisions.

9.3.1 Seller’s Warranties Deemed Modified. To the extent that Buyer knows or is deemed to know prior to the Closing Date that Seller’s Warranties are inaccurate, untrue or incorrect in any way, such Seller’s Warranties shall be deemed modified to reflect Buyer’s knowledge or deemed knowledge, as the case may be.

9.3.2 Notice of Breach; Seller’s Right to Cure.

(a) If at or prior to the Closing, any Buyer’s Representative obtains actual knowledge that any of Seller’s Warranties are untrue, inaccurate or incorrect in any material respect, Buyer shall give Seller written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). If at or prior to the Closing, Seller obtains actual knowledge that any of Seller’s Warranties are untrue, inaccurate or incorrect in any material respect, Seller shall give Buyer written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). In either such event, Seller shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable adjournment of the Closing and Closing Deadline (not to exceed thirty (30) days) for the purpose of such cure.

(b) If any misrepresentation or breach of any of Seller’s Warranties is first discovered by Buyer prior to Closing and Seller either does not elect to or is not able to so cure any such misrepresentation or breach after the cure period set forth above, then Buyer, as its sole remedies for any and all such misrepresentations or breaches, shall have the following rights:

(i) If any of Seller’s Warranties are, in the aggregate, untrue, inaccurate or incorrect in any material respect, then Buyer may elect either (A) to waive such misrepresentations or breaches and consummate the Transaction without any reduction of or credit against the Purchase Price, or (B) to terminate this Agreement by written notice given to Seller on the Closing Date, in which event this Agreement shall be terminated, the Deposit shall be returned to Buyer and, thereafter, neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement.

(ii) If any of Seller’s Warranties are untrue, inaccurate or incorrect but are not, in the aggregate, untrue, inaccurate or incorrect in any material respect, Buyer shall be deemed to waive such misrepresentation or breach of warranty, and Buyer shall be required to consummate the Transaction without any reduction of or credit against the Purchase Price.

(c) The untruth, inaccuracy or incorrectness of Seller’s Warranties for purposes of this Agreement shall be deemed material only if Buyer’s aggregate damages resulting from the untruth, inaccuracy or incorrectness of Seller’s Warranties are reasonably estimated to exceed $100,000.00.

9.3.3 Survival; Limitation on Seller’s Liability. Seller’s Warranties shall survive the Closing and not be merged therein for a period of one hundred twenty (120) days and Seller shall only be liable to Buyer hereunder for a breach of a Seller’s Warranty with respect to which written notice is given by Buyer to Seller on or before one hundred twenty (120) days after the date of the Closing. Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Seller for breaches of Seller’s Warranties shall be limited as set forth in Section 15.14 hereof. Notwithstanding the foregoing, however, if the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at Law, in equity, under this Agreement or otherwise to make a claim against Seller for damages that Buyer may incur, or to rescind this Agreement and the Transaction, as the result of any of Seller’s Warranties being untrue, inaccurate or incorrect if (a) Buyer knew or is deemed to know that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing, or (b) Buyer’s damages as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to aggregate less than $100,000.00.

ARTICLE 10 - COVENANTS

10.1 Buyer’s Covenants. Buyer hereby covenants as follows:

10.1.1 Confidentiality. Buyer acknowledges that any information heretofore or hereafter furnished to Buyer with respect to the Property, the Company or the Interests has been and will be so furnished on the condition that Buyer maintain the confidentiality thereof. Accordingly, Buyer shall hold, and shall cause the other Buyer’s Representatives to hold, in strict confidence, and Buyer shall not disclose, and shall prohibit Buyer’s Representatives from disclosing, to any other person without the prior written consent of Seller: (a) the terms of the Agreement, (b) any of the information in respect of the Property, the Company or the Interests delivered to or for the benefit of Buyer whether by any Buyer’s Representatives or by Seller or any of the Seller Parties, including, but not limited to, any information heretofore or hereafter obtained by any Buyer’s Representative in connection with its Due Diligence, and (c) the identity of Seller, and, if applicable, the identity of any direct or indirect owner of any beneficial interest in Seller, the Company or the Property. Buyer’s obligation under clauses (a) and (c) of the immediately preceding sentence shall survive the Closing and not be merged therein. In the event the Closing does not occur or this Agreement is terminated, Buyer shall promptly return to Seller all copies of documents containing any of such information without retaining any copy thereof or extract therefrom. Notwithstanding anything to the contrary hereinabove set forth, Buyer may disclose such information (i) on a need-to-know basis to its employees, members of professional firms serving it or potential lenders and/or investors, (ii) as any governmental agency may require in order to comply with applicable Laws or a court order, (iii) to the extent that such information is a matter of public record, or (iv) pursuant to Section 10.3.1 hereof. The provisions of this Subsection 10.1.1 shall survive any termination of this Agreement.

10.1.2 Buyer’s Indemnity. Buyer hereby agrees to indemnify, defend, and hold each of the Seller Parties free and harmless from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) arising out of or resulting from (a) the breach of the terms of Subsection 10.1.1 or (b) the entry on the Real Property and/or the conduct of any Due Diligence by Buyer or any of Buyer’s Representatives at any time prior to the Closing; provided, however, that Buyer’s obligations under this clause (b) shall not apply to the mere discovery of a pre-existing environmental or physical condition at the Property. The provisions of this section shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

10.2 Seller’s Covenants. Seller hereby covenants as follows:

10.2.1 Service Contracts.

(a) Without Buyer’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, between the date hereof and the Closing Date, Seller shall not cause or permit the Company to extend, renew, replace or otherwise modify any Contract or enter into any new service contract or agreement unless such Contract, service contract or agreement (as so extended, renewed, replaced or modified) can be terminated by the owner of the Property without penalty on not more than thirty (30) days’ notice.

(b) On or before the Closing, Seller shall cause the Company to terminate any management agreements currently in effect with respect to the Property (including, without limitation, Seller’s property management agreement with Property Manager) at the sole cost and expense of Seller.

10.2.2 Maintenance of Property. Except to the extent Seller is relieved of such obligations by Article 12 hereof, between the date hereof and the Closing Date Seller shall cause the Company to maintain and keep the Property in a manner consistent with the Company’s past practices with respect to the Property. Buyer hereby agrees that, except for breaches of this Section 10.2.2, Buyer shall accept the Property subject to, and Seller shall have no obligation to cure, (a) any violations of Laws, or (b) any physical conditions that would give rise to violations of Laws, whether the same now exist or arise prior to Closing. Between the date hereof and the Closing Date, Seller will advise Buyer of any written notice Seller receives after the date hereof from any governmental authority of the violation of any Laws regulating the condition or use of the Property.

10.2.3 Confidentiality. Seller shall hold, and shall cause the officers, directors, employees, agents and representatives of Seller (including without limitation Seller’s Broker) to hold, in strict confidence, and Seller shall not disclose, and shall prohibit the officers, directors, employees, agents and representatives of Seller from disclosing, to any other person without the prior written consent of Buyer, (a) the terms of this Agreement, and (b) the identity of Buyer and any direct or indirect owner of any beneficial interest in Buyer. Notwithstanding anything to the contrary hereinabove set forth, Seller may disclose such information (i) on a need-to-know basis to its affiliates, the employees of Seller or its affiliates, or members of professional firms serving Seller or its affiliates, (ii) as any governmental agency may require in order to comply with applicable Laws or a court order; or (iii) to the extent that such information is a matter of public record. The provisions of this Subsection 10.2.3 shall survive the Closing of this Agreement (and not be merged therein).

10.2.4 Interests. Seller will not permit the Company to issue or grant any membership interests or similar rights to purchase equity or other securities of the Company and shall on the day of Closing, be the sole member of the Company. Seller will not grant any security interest in the Interests to any party prior to Closing.

10.3 Mutual Covenants.

10.3.1 Publicity. Seller and Buyer each hereby covenant and agree that (a) prior to the Closing neither Seller nor Buyer shall issue any Release (as hereinafter defined) with respect to the Transaction without the prior consent of the other, except to the extent required by applicable Law, and (b) after the Closing, any Release issued by either Seller or Buyer shall be subject to the review and approval of both parties (which approval shall not be unreasonably withheld, conditioned or delayed), except to the extent required by applicable Law. No Release shall contain the Purchase Price unless required by applicable Law. If either Seller or Buyer is required by applicable Law to issue a Release, such party shall, at least two (2) Business Days prior to the issuance of the same, deliver a copy of the proposed Release to the other party for its review. As used herein, the term “Release” shall mean any press release or public statement with respect to the Transaction or this Agreement.

10.3.2 Brokers. Seller and Buyer expressly acknowledge that Seller’s Broker and Buyer’s Broker (if any, as defined above) have acted as the exclusive brokers with respect to the Transaction and with respect to this Agreement. Seller shall pay any brokerage commission due to Seller’s Broker in accordance with the separate agreement between the Company and Seller’s Broker. Buyer shall pay any brokerage commission due to Buyer’s Broker in accordance with the separate agreement between Buyer and Buyer’s Broker. Seller agrees to hold Buyer harmless and indemnify Buyer from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Buyer as a result of any claims by Seller’s Broker or any other party claiming to have represented Seller as broker in connection with the Transaction. Buyer agrees to hold Seller harmless and indemnify Seller from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Seller as a result of any claims by Buyer’s Broker or any other party claiming to have represented Buyer as broker in connection with the Transaction.

10.3.3 Intentionally Omitted.

10.3.4 Survival. The provisions of this Section 10.3 shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.

ARTICLE 11 - DEFAULT

11.1 Buyer Default. If, on or before the Closing Date, (i) Buyer is in default of any of its obligations hereunder, or (ii) any of Buyer’s representations or warranties are, in the aggregate, untrue, inaccurate or incorrect in any material respect, or (iii) the Closing otherwise fails to occur by reason of Buyer’s failure or refusal to perform its obligations hereunder in a prompt and timely manner, and any such circumstance described in any of clauses (i), (ii) or (iii) continues for five (5) days after written notice from Seller to Buyer, which written notice shall detail such default, untruth or failure, as applicable, then Seller may elect to (a) terminate this Agreement by written notice to Buyer, promptly after which the Deposit shall be paid to Seller as liquidated damages and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement; or (b) waive the condition and proceed to close the Transaction. If this Agreement is so terminated, then Seller shall be entitled to the Deposit as liquidated damages, and thereafter neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it survives the termination of this Agreement.

11.2 Seller Default. If, at the Closing, (i) Seller is in default of any of its obligations hereunder, or (ii) any of Seller’s Warranties are, in the aggregate, untrue, inaccurate or incorrect in any material respect, or (iii) the Closing otherwise fails to occur by reason of Seller’s failure or refusal to perform its obligations hereunder in a prompt and timely manner, and any such circumstance described in any of clauses (i), (ii) or (iii) continues for five (5) days after written notice from Buyer to Seller, which written notice shall detail such default, untruth or failure, as applicable, then Buyer shall have the right, to elect, as its sole and exclusive remedy, to (a) terminate this Agreement by written notice to Seller, promptly after which any Deposit shall be returned to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) waive the condition and proceed to close the Transaction, or (c) seek specific performance of this Agreement by Seller. As a condition precedent to Buyer exercising any right it may have to bring an action for specific performance hereunder, Buyer must commence such an action within ninety (90) days after the occurrence of Seller’s default. Buyer agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Property. Notwithstanding any other provision of this Agreement, failure to obtain Foreclosure Deed Delivery shall not be a Seller default under this Agreement; such inability to obtain Foreclosure Deed Delivery shall be governed by Section 2.3 of this Agreement.

ARTICLE 12 - CONDEMNATION/CASUALTY

12.1 Right to Terminate. If, after the date hereof, (a) any portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending taking which has not yet been consummated), or (b) any portion of the Property is damaged or destroyed (excluding routine wear and tear), Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof. If the Property is the subject of a Major Casualty/Condemnation that occurs after the date hereof, Buyer shall have the right to terminate this Agreement by giving written notice to Seller no later than ten (10) Business Days after the giving of Seller’s notice, and the Closing Deadline shall be extended, if necessary, to provide sufficient time for Buyer to make such election. The failure by Buyer to so elect in writing to terminate this Agreement within such ten (10) Business Day period shall be deemed an election not to terminate this Agreement. If this Agreement is terminated pursuant to this Section 12.1, the Deposit shall be returned to Buyer and, thereafter, this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it shall survive the termination of this Agreement.

12.2 Allocation of Proceeds and Awards. If a condemnation or casualty occurs after the date hereof and this Agreement is not terminated as permitted pursuant to the terms of Section 12.1, then this Agreement shall remain in full force and effect, Buyer shall acquire the Interests upon the terms and conditions set forth herein and at the Closing:

(a) if the awards or proceeds, as the case may be, have been paid to the Company prior to Closing, Buyer shall receive a credit at Closing equal to (i) the amount of any such award or proceeds on account of such condemnation or casualty, plus (ii) if a casualty has occurred and such casualty is an insured casualty, an amount equal to Seller’s deductible with respect to such casualty, less (iii) an amount equal to the Seller-Allocated Amounts; and

(b) to the extent that such award or proceeds have not been paid to the Company prior to Closing, (i) if a casualty has occurred and such casualty is an insured casualty, Buyer shall receive a credit at Closing equal to the Company’s deductible with respect to such casualty, less an amount equal to the Seller-Allocated Amounts, and (ii) Seller shall cause the Company to assign to Buyer at the Closing (without recourse to Seller) the rights of the Company to, and Buyer shall be entitled to receive and retain, such awards or proceeds; provided, however, that within one (1) Business Day after receipt of such awards or proceeds, Buyer shall pay to Seller an amount equal to the Seller-Allocated Amounts not previously paid to Seller. The provisions in this Section 12.2 (b) shall survive the Closing and not be merged therein.

12.3 Insurance. Seller shall cause the Company to maintain the property insurance coverage currently in effect for the Property, or comparable coverage, through the Closing Date.

12.4 Waiver. The provisions of this Article 12 supersede the provisions of any applicable Laws with respect to the subject matter of this Article 12.

ARTICLE 13 - ESCROW

The Deposit and any other sums (including, without limitation, any interest earned thereon) which the parties agree shall be held in escrow (herein collectively called the “Escrow Deposits”), shall be held by the Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

13.1 Deposit. The Escrow Agent shall invest the Escrow Deposits in government insured interest-bearing instruments reasonably satisfactory to both Buyer and Seller, shall not commingle the Escrow Deposits with any funds of the Escrow Agent or others, and shall promptly provide Buyer and Seller with confirmation of the investments made.

13.2 Delivery. If the Closing occurs, the Escrow Agent shall deliver the Escrow Deposits to, or upon the instructions of, Seller on the Closing Date.

13.3 Failure of Closing. If for any reason the Closing does not occur, the Escrow Agent shall deliver the Escrow Deposits to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this Section 13.3. If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Escrow Deposits, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such period, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court.

13.4 Stakeholder. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from the Escrow Agent’s mistake of Law respecting the Escrow Agent’s scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

13.5 Taxes. Buyer shall pay any income taxes on any interest earned on the Escrow Deposits. Buyer represents and warrants to the Escrow Agent that its taxpayer identification number is 27-0332020.

13.6 Execution By Escrow Agent. The Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that the Escrow Agent has received and shall hold the Escrow Deposits, in escrow, and shall disburse the Escrow Deposits pursuant to the provisions of this Article 13.

13.7 Survival. The provisions of this Article 13 shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.

ARTICLE 14 - LEASE EXPENSES

14.1 Apartment Leasing. Between the date hereof and the Closing Date, Seller shall not cause or permit the Company to change its current leasing or management practices without the prior written approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed. Seller shall provide Buyer with information outlining any such proposed changes to such leasing or management practices, and Buyer shall have three (3) Business Days to provide written approval or disapproval of such proposed changes; provided, however, that failure of Buyer to respond within such three (3) Business Day period shall be deemed to constitute approval of such proposed changes. Between the date hereof and the Closing Date, Seller will cause the Company to cause vacant apartment units at the Property to be “made ready” for reletting and occupancy in accordance with Seller’s current standards and timetable for turning units over. It is not the intention of Seller to have all of the vacant units “made ready” as of the Closing Date, but only those units that would have been “made ready” in the ordinary course of business.

14.2 Lease Enforcement. Seller shall have the right, but not the obligation (except to the extent that the Company’s failure to act shall constitute a waiver of such rights or remedies), to cause the Company to enforce the rights and remedies of the landlord under any Lease, by summary proceedings or otherwise (including, without limitation, the right to remove any tenant), and to apply all or any portion of any security deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by tenants, and the exercise of any such rights or remedies shall not affect the obligations of Buyer under this Agreement in any manner or entitle Buyer to a reduction in, or credit or allowance against, the Purchase Price or give rise to any other claim on the part of Buyer.

ARTICLE 15 - MISCELLANEOUS

15.1 Buyer’s Assignment. Buyer shall not assign this Agreement or its rights hereunder to any individual or entity without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion, and any such assignment shall be null and void ab initio. Notwithstanding the foregoing, Buyer may assign all of its rights and duties hereunder, without necessity of consent by Seller (but with notice to Seller at least three (3) Business Days prior to Closing), to one or more entities or nominate one or more entities to take title to the Interests so long as said entity is an Affiliate (hereinafter defined) of Buyer. For purposes of this Agreement (a) “Affiliate” shall mean any person, corporation, subsidiary, partnership, or other business entity which, whether directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, Buyer, and (b) “control” shall mean the power to vote in excess of fifty percent (50%) of the voting equity of any applicable entity. Any assignment is conditional upon the assignee agreeing to be bound by all consents and approvals theretofore given or deemed to have been given by Buyer. In the event of any permitted assignment by Buyer, any assignee shall assume any and all obligations and liabilities of Buyer under this Agreement but, notwithstanding such assumption, Buyer shall continue to be liable hereunder.

15.2 Designation Agreement. Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the “Reporting Requirements”)

require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction. Escrow Agent is either (i) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (ii) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements). Accordingly:

(a) Escrow Agent is hereby designated as the “Reporting Person” (as defined in the Reporting Requirements) for the Transaction. Escrow Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

(b) Seller and Buyer shall furnish to Escrow Agent, in a timely manner, any information requested by Escrow Agent and necessary for Escrow Agent to perform its duties as Reporting Person for the Transaction.

(c) Escrow Agent hereby requests Seller to furnish to Escrow Agent Seller’s correct taxpayer identification number. Seller acknowledges that any failure by Seller to provide Escrow Agent with Seller’s correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by Law. Accordingly, Seller hereby certifies to Escrow Agent, under penalties of perjury, that Seller’s correct taxpayer identification number is 22-3529427.

(d) Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which Closing occurs.

15.3 Survival/Merger. Except for the provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Purchase Price, the Assignment and the other Closing Documents and the acceptance thereof shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer and Seller to be performed hereunder.

15.4 Integration; Waiver. This Agreement, together with the Exhibits hereto, embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

15.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Law of the State in which the Property is located.

15.6 Captions Not Binding; Exhibits. The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. All Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

15.7 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

15.8 Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by Law.

15.9 Notices. Any notice, request, demand, consent, approval and other communications under this Agreement shall be in writing, and shall be deemed duly given or made at the time and on the date when received by facsimile (with confirmation of transmission received by the appropriate parties), email (with a read receipt) or when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service such as Federal Express, UPS Next Day Air, Purolator Courier or Airborne Express) or three (3) Business Days after being mailed by prepaid registered or certified mail, return receipt requested, to the address for each party set forth below. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

If to Buyer:	Resource Real Estate, Inc. 2005 Market Street, 15th Floor Philadelphia, PA 19103 Attention: Shelle Weisbaum, Vice President & General Counsel Telephone No.: 215-832-4187 Telecopy No.: 215-761-0452

with a copy to:	Ledgewood, PC 1900 Market Street, Suite 750 Philadelphia, PA 19103 Attention: Stacy C. Bedwick, Esq. Telephone No.: 215-731-9450 Telecopy No.: 215-735-2513

If to Seller:

Prudential Mortgage Capital Funding, LLC

Two Prudential Plaza

180 N. Stetson, Suite 5400

Chicago, IL 60601

Attention: Richard Curlin

Telephone No.: (312) 228-6528

Telecopy No.: (312) 282-8606

Email: richard.curlin@prudential.com

with a copy to:

Prudential Mortgage Capital Company, LLC – Law Department

Two Alliance

3560 Lenox Road, Suite 400

Atlanta, GA 30326

Attention: Jeffrey P. Jacobs, Esq.

Telephone No.: 404 704-8912

Telecopy No.: (404) 704-8884

Email: jeffrey.jacobs@prudential.com

And

Steven D. Collier, Esq.

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, GA 30309

Phone: 404-881-7638

Facsimile: 404-253-8552

Email: steve.collier@alston.com

15.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

15.11 No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Buyer agrees (a) not to file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith and (b) to indemnify Seller against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller by reason of the filing by Buyer of such notice of pendency or other instrument. Notwithstanding the foregoing, if the same is permitted pursuant to applicable Laws, Buyer shall be entitled to record a notice of lis pendens if Buyer is entitled to seek (and is actually seeking) specific performance of this Agreement by Seller in accordance with the terms of Section 11.2 hereof.

15.12 Additional Agreements; Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction; provided, however, that the execution and delivery of such documents by such party shall not result in any additional liability or cost to such party.

15.13 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment or modification hereof or any of the Closing Documents.

15.14 Maximum Aggregate Liability. Notwithstanding any provision to the contrary contained in this Agreement or the Closing Documents, the maximum aggregate liability of the Seller Parties, and the maximum aggregate amount which may be awarded to and collected by Buyer, in connection with the Transaction, the Property, under this Agreement and under all Closing Documents (including, without limitation, in connection with the breach of any of Seller’s Warranties for which a claim is timely made by Buyer) shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000.00). The provisions of this Section shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

15.15 Time of The Essence. Time is of the essence with respect to this Agreement.

15.16 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

15.17 Facsimile Signatures. Signatures to this Agreement transmitted by telecopy shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied signature and shall accept the telecopied signature of the other party to this Agreement.

15.18 Jurisdiction. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER (“PROCEEDINGS”) EACH PARTY IRREVOCABLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COUNTY OF HAMILTON, STATE OF OHIO AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF OHIO, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

15.19 Limitation on Liability. Buyer expressly agrees that the obligations and liabilities of Seller, under this Agreement and any document referenced herein shall not constitute personal obligations of the officers, directors, employees, agents, trustees, partners, members, representatives, stockholders or other principals and representatives of Seller. The limitations of liability contained in this paragraph shall apply equally and inure to the benefit of Seller’s present and future officers, directors, trustees, shareholders, agents and employees, and their respective heirs, successors and assigns.

15.20 Mold Disclosure. Mold and/or other microscopic organisms can be found almost anywhere. They occur naturally in the environment and can grow on virtually any organic substance as long as moisture and oxygen are present. Mold and/or other microscopic organisms may cause property damage and/or health problems. Buyer acknowledges and agrees that Seller shall not be responsible for any damages, liabilities, claims or losses arising out of or relating to mold and/or other microscopic organisms at the Property including but not limited to property damages, personal injury, adverse health effects, loss of income, emotional distress, death, loss of use or loss of value and Buyer hereby releases Seller from the same. Buyer hereby acknowledges that it has read and understood this disclosure and release and agrees to the provisions contained herein. The provisions of this Section shall survive the Closing or termination of this Agreement.

15.21 Disclosure of Information on Lead Based Paint and Lead Based Paint Hazards. Every purchaser of any interest in residential real property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligent quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular threat to pregnant women. The seller of any interest in residential real property is required to provide the buyer with any information on lead-based paint hazards from risk assessments or inspections in the Seller’s possession and notify the Buyer of any known lead based paint hazards. A risk assessment or inspection for possible lead based paint hazards is recommended prior to purchase. The foregoing disclosure is made in accordance with applicable federal law.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed on its behalf on the day and year first above written.

SELLER:

PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC, a Delaware limited liability company

By:	/s/ Richard Curlin
	Name:	Richard Curlin
	Title:	Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

BUYER:

RESOURCE REAL ESTATE OPPORTUNITY OP, L.P., a Delaware limited partnership

By:	Resource Real Estate Opportunity REIT, Inc., its general partner

By:	/s/ Kevin Finkel
	Name:	Kevin Finkel
	Title:	President

AGREEMENT OF ESCROW AGENT

The undersigned has executed this Agreement solely to confirm its agreement to (a) hold the Escrow Deposits in escrow in accordance with the provisions hereof and (b) comply with the provisions of Article 13 and Section 15.2. Escrow Agent shall promptly notify Seller of the receipt of any Escrow Deposits hereunder.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of June     , 2012.

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title:

EXHIBIT A

Legal Description

The land referenced to in this Commitment, Situated in the City of Cincinnati, County of Hamilton, State of Ohio, is described as follows:

Parcel I

Auditor’s Parcel No. 244-0006-0005:

Situated in Section 8, Town 3, Entire Range 1, Springfield Township, City of Cincinnati, Hamilton County, Ohio and being more particularly described as follows:

Beginning at a point in the North line of Galbraith Road at the Southeast corner of the land as shown on the Registered Title Certificate No. 8884 of the Registered Land Records of Hamilton County, Ohio;

Thence from said beginning point, North 86 degrees 52’ West, along the North line of Galbraith Road, 802.20 feet;

Thence leaving said road, North 03 degrees 08’ East, 59.24 feet;

Thence South 86 degrees 52’ East, 132.50 feet;

Thence North 03 degrees 08’ East, 90.00 feet;

Thence North 86 degrees 52’ West, 182.50 feet;

Thence South 03 degrees 08’ West, 149.24 feet to a point in the North line of Galbraith Road;

Thence with the North line of said road, North 86 degrees 52’ West, 294.46 feet;

Thence North 46 degrees 46’ West, 116.80 feet;

Thence North 03 degrees 08’ East, parallel with the East line of said Registered Land, 556.77 feet;

Thence North 86 degrees 52’ West parallel with Galbraith Road, 230.00 feet;

Thence North 34 degrees 08’ West, 115.60 feet;

Thence North 03 degrees 08’ East, 143.00 feet;

Thence North 22 degrees 20’39” East, 32.37 feet;

Thence North 48 degrees 22’ East, 334.32 feet;

Thence South 86 degrees 52’ East, parallel with Galbraith Road, 520.00 feet;

Thence South 03 degrees 08’ West, parallel with the East line of said Registered Land, 223.00 feet;

Thence South 51 degrees 08’40” East, 539.56 feet;

Thence South 76 degrees 54’ East, 335.00 feet to the East line of said Registered Land;

Thence South 03 degrees 08’ West, along the East line of said Registered Land, 537.00 feet to the North line of Galbraith Road, the Southeast corner of said Registered Land and the Place of Beginning.

Parcel II

Auditor’s Parcel No. 244-0006-0039;

Situated in Section 8, Town 3, Entire Range 1, Springfield Township, Hamilton County, Ohio and more particularly described as follows:

Beginning at a point in the North line of Galbraith Road, at the Southeast corner of the land as shown on Registered Title Certificate No. 8884 of the Registered Land Records of Hamilton County, Ohio;

Thence North 86 degrees 52’ West, along the North line of Galbraith Road, 1146.66 feet;

Thence leaving Galbraith Road, North 46 degrees 46’ West; 116.80 feet;

Thence North 3 degrees 08’ East, parallel with the East line of said Registered Land, 275.27 feet to the Place of Beginning for this description;

Thence from said beginning point, North 3 degrees 08’ East, parallel with the East line of said Registered Land, 117 feet;

Thence North 86 degrees 52’ West, parallel with Galbraith Road, 101.50 feet;

Thence South 3 degrees 08’ West, parallel with the East line of said Registered Land, 117 feet;

Thence South 86 degrees 52’ East, parallel with Galbraith Road 101.50 feet to the Place of Beginning.

Together with an Easement being more particularly described in Deed Book 4299, Page 145 of the Registered Land Records of Hamilton County, Ohio.

Being the same premises registered as Certificate No. 74448 Registered Land Records of Hamilton, County Ohio.

Parcel III

Auditor’s Parcel No. 244-0006-0038;

Situated in Section 8, Town 3, Entire Range 1, Springfield Township, in the City of Cincinnati, County of Hamilton, State of Ohio and being more particularly described as follows:

Beginning at a point in the North line of Galbraith Road, at the Southeast corner of the land as shown on Registered Title Certificate No. 8884, of the Registered Land Records of Hamilton County, Ohio;

Thence North 3 degrees 08’ East, along the East line of said Registered Land, 1143.00 feet;

Thence North 86 degrees 52’ West, 269.92 feet to the Place of Beginning for this description;

Thence from said beginning point, North 86 degrees 52’ West, 143.08 feet;

Thence North 3 degrees 08’ East, parallel with the East line of said Registered Land, 86.40 feet;

Thence North 45 degrees 42’ East, 169.72 feet;

Thence South 44 degrees 18’ East, 163.83 feet;

Thence South 45 degrees 42’ West, 136.57 feet to the Place of Beginning.

Together with an Easement being more particularly described in Deed Book 4299, Page 145 of the Registered Land Records of Hamilton County, Ohio.

Being the same premises registered as Certificate No. 72621 Registered Land Records of Hamilton County, Ohio.

Parcel IV

Auditor’s Parcel No. 244-0006-0036;

Situated in Section 8, Town 3, Entire Range 1, Springfield Township, City of Cincinnati, Hamilton County, Ohio and being more particularly described as follows:

Beginning at a point in the North line of Galbraith Road at the intersection of the West line of Mayfair Avenue and the North line of Galbraith Road;

Thence North 86 degrees 52’ West, 105.00 feet;

Thence leaving said Galbraith Road, North 03 degrees 08’ East 537.00 feet to the True Place of Beginning of the following described real estate;

Thence from said beginning point, North 76 degrees 4’ West, 335.00 feet;

Thence North 51 degrees 08’40” West, 520.72 feet;

Thence South 86 degrees 52’ East, 145.20 feet;

Thence North 03 degrees 08’ East, 9.85 feet;

Thence South 86 degrees 52’ East, 44.50 feet;

Thence Eastwardly on a curve line, tangent to the last described course and deflecting toward the left, having a radius of 140.00 feet, for a distance of 219.91 feet, chord of said curve bearing North 48 degrees 08’ East, 197.99 feet;

Thence North 03 degrees 08’ East, parallel with Mayfair Avenue, 94.15 feet;

Thence South 86 degrees 52’ East, 273.00 feet;

Thence South 03 degrees 08’ West, 189.00 feet;

Thence South 86 degrees 52’ East, 100.00 feet;

Thence North 03 degrees 08’ East, 189.00 feet;

Thence South 86 degrees 52’ East, 50.00 feet;

Thence South 03 degrees 08’ West 606.00 feet to the Place of Beginning.

Being the residue of Registered Land Certificate No. 66218.

Parcel V

Auditor’s Parcel No. 244-0006-0044;

Situated in Section 8, Town 3, Entire Range 1, Springfield Township, and City of Cincinnati, County of Hamilton, State of Ohio and being more particularly described as follows:

Beginning at a point in the center line of Compton Road at the Northeast corner of the land as shown on Title Certificate No. 8884 of the Registered Land Records of Hamilton County, Ohio;

Thence North 45 degrees 30’ West, along the center line of Compton Road, 280.82 feet;

Thence North 44 degrees 20’ west along the center line of Compton Road, 257.00 feet to the Place of Beginning for this description;

Thence from said beginning point, South 45 degrees 40’ West, 189.55 feet;

Thence southwardly on a curved line tangent to the last described course and deflecting toward the left, having a radius of 275.00 feet for a distance of 50.56 feet, chord of said curve bearing South 40 degrees 24’ West, 50.48 feet;

Thence South 35 degrees 8’ West, tangent to the last described curve, 24.52 feet;

Thence southwardly on a curved line tangent to the last described course and deflecting toward the right, having a radius of 20 feet, for a distance of 31.42 feet, chord of said curve bearing South 80 degrees 8’ West, 28.28 feet;

Thence North 54 degrees 52’ West, tangent to the last described curve, 117.14 feet;

Thence westwardly on a curved line tangent to the last described course and deflecting toward the right, having a radius of 287.50 feet for a distance of 39.92 feet, chord of said curve bearing North 50 degrees 53’20” West, 39.89 feet;

Thence North 46 degrees 54’40” West, tangent to the last described curve, 80.31 feet;

Thence North 43 degrees 5’20” East, 20 feet;

Thence North 46 degrees 54’40” West, 60 feet;

Thence South 43 degrees 5’20” West, 20 feet;

Thence westwardly on a curved line deflecting toward the right, having a radius of 40 feet for a distance of 37.24 feet, chord of said curve bearing North 20 degrees 14’10” West, 35.91 feet;

Thence continuing westwardly on a curved line tangent to the last described curve and deflecting toward the left, having a radius of 40 feet, for a distance of 61.99 feet, chord of said curve bearing North 37 degrees 57’35” West, 55.97 feet to a point in the corporation line between Wyoming and Cincinnati;

Thence along said corporation line, the following courses and distances:

South 82 degrees 21’30” East, 111.43 feet; South 44 degrees 20’ East 17.25 feet; North 45 degrees 40’ East, 230 feet to the center line of Compton Road;

Thence South 44 degrees 20’ East along the center line of Compton Road, 285.21 feet to the Place of Beginning.

Being the same premises registered as Certificate No. 85899.

Parcel V-A

Auditor’s Parcel No. 244-0006-0045;

Situated in Section 8, Town 3, Entire Range 1, Springfield Township, Hamilton County, Ohio and being more particularly described as follows:

Beginning at a point in the center line of Compton Road at the Northeast corner of the land as shown on Title Certificate No. 8884 of the Registered Land Records of Hamilton County, Ohio;

Thence from said beginning point, South 3 degrees 8’ West along the East line of said Registered Land, 238.80 feet;

Thence North 86 degrees 52’ West, 28.50 feet;

Thence South 45 degrees 40’ West, 21.45 feet;

Thence South 3 degrees 8’ West, 40 feet;

Thence North 86 degrees 52’ West, 13 feet;

Thence South 3 degrees 8’ West, 32.78 feet;

Thence southwardly on a curved line tangent to the last described course and deflecting toward the right, having a radius of 8 feet for a distance of 19.41 feet, chord of said curve bearing South 72 degrees 37’57” West, 14.99 feet;

Thence westwardly on a curved line tangent to the last described curve and deflecting toward the left, having a radius of 177.50 feet for a distance of 20.03 feet, chord of said curve bearing North 41 degrees 6’3” West, 20.02 feet;

Thence North 44 degrees 20’ West, tangent to the last described curve, 348.42 feet;

Thence westwardly on a curved line tangent to the last described course and deflecting toward the right, having a radius of 287.50 feet, for a distance of 106.21 feet, chord of said curve bearing North 33 degrees 45’ West, 105.61 feet;

Thence continuing westwardly on a curved line tangent to the last described curve and deflecting toward the left, having a radius of 162.50 feet for a distance of 89.91 feet, chord of said curve bearing North 39 degrees 1’ West, 88.76 feet;

Thence North 54 degrees 52’ West, tangent to the last described curve, 70.01 feet,

Thence westwardly on a curved line tangent to the last described course and deflecting toward the right, having a radius of 20 feet, for a distance of 31.42 feet, chord of said curve bearing North 9 degrees 52’ West, 28.28 feet;

Thence North 35 degrees 8’ East, tangent to the last described curve, 24.52 feet;

Thence northwardly on a curved line tangent to the last described course and deflecting toward the right, having a radius of 225 feet, for a distance of 41.36 feet, chord of said curve bearing North 40 degrees 24’ East, 41.31 feet;

Thence North 45 degrees 40’ East, tangent to the last described curve, 189.55 feet to the center line of Compton Road;

Thence South 44 degrees 20’ East, along the center line of Compton Road, 207 feet to an angle;

Thence continuing along the center line of Compton Road, South 45 degrees 30’ East, 280.82 feet to the Place of Beginning.

Being the same premises registered as Certificate No. 85899 Registered Land Records of Hamilton County, Ohio.

Parcel V-B

Auditor’s Parcel No. 244-0006-0007 & 37

Situated in Section 8, Town 3, Entire Range 1, Springfield Township, Hamilton County, Ohio and being more particularly described as follows:

Beginning at a point in the center line of Compton Road, at the Northeast corner of the land as shown on Title Certificate No. 8884 of the Registered Land Records of Hamilton County, Ohio;

Thence South 3 degrees 8’ West, along the East line of said land, 238.80 feet to the Place of Beginning for this description;

Thence from said beginning point, North 86 degrees 52’ West, 28.50 feet;

Thence South 45 degrees 40’ West, 21.45 feet;

Thence South 3 degrees 8’ West, 40 feet;

Thence North 86 degrees 52’ West, 13 feet;

Thence South 3 degrees 8’ West, 32.78 feet;

Thence southwardly on a curved line tangent to the last described course and deflecting toward the right, having a radius of 8 feet for a distance of 19.41 feet, chord of said curve bearing South 72 degrees 37’57” West, 14.99 feet;

Thence southwardly on a curved line concentric with the last described curve and deflecting toward the right, having a radius of 177.50 feet, for a distance of 127.02 feet, chord of said curve bearing South 17 degrees 22’3” East, 124.33 feet;

Thence South 03 degrees 08’ East, 6.72 feet;

Thence South 86 degrees 52’ East, 26.50 feet to the East line of said Registered Land;

Thence North 3 degrees 8’ East, along the East line of said Registered Land, 217 feet to the Place of Beginning.

Together with an easement being more fully described in Deed Book 4299, Page 145 of the Registered Land Records of Hamilton County, Ohio.

Together with an Easement from Philip M. Meyers, Jr., Trustee, as set out in Official Record Book 5613, Page 1068.

Being the same premises registered as Certificate No. 85899 Registered Land Records of Hamilton County, Ohio.

Parcel VI

Auditor’s Parcel No. 244-0006-0047;

Situated in Section 8, Town 3, Entire Range 1, Springfield Township, City of Cincinnati, Hamilton County, Ohio and being more particularly described as follows:

Beginning at a point in the center line of Compton Road at the Northeast corner of the land as shown on Registered Title Certificate No, 8884, of the Registered Land Records of Hamilton County, Ohio;

Thence along the center line of Compton Road, North 45 degrees 30’ West, 280.82 feet to an angle;

Thence North 44 degrees 20’ West, 651.43 feet;

Thence leaving Compton Road, North 83 degrees 43’ West, 157.19 feet;

Thence North 44 degrees 20’ West, 31.36 feet;

Thence 83 degrees 43’ West, 155.28 feet;

Thence South 01 degrees 09’ West, 251.34 feet;

Thence along the East line of the land as shown on Registered Title Certificate No. 6866 of the Registered Land Records of Hamilton County, Ohio, which is also the West line of the land as shown on said Registered Title Certificate No. 8884, South 01 degrees 09’ West, 879.48 feet;

Thence North 86 degrees 52’ West, 301.26 feet to the True Place of Beginning of the following described real estate;

Thence South 48 degrees 22’ West, 79.68 feet;

Thence North 70 degrees 52’ West, 244.00 feet;

Thence North 11 degrees 49’50” West, 23.32 feet;

Thence North 19 degrees 08’ East, 90.00 feet;

Thence North 70 degrees 52’ West, 67.67 feet;

Thence North 19 degrees 08’ East, 160.00 feet;

Thence South 70 degrees 52’ East, 288.00 feet to a corner of Registered Title Certificate No. 76445 of the Registered Land Records of Hamilton County, Ohio;

Thence with the line of said Registered Title Certificate No. 76445, South 03 degrees 08’ West, 213.26 feet;

Thence with a line of said Registered Title Certificate No. 76445, South 86 degrees 52’ East, 16 44 feet to the Place of Beginning.

Being the residue of Certificate No. 92131 of the Registered Land Records of Hamilton County, Ohio.

Parcel VII

Auditor’s Parcel No. 244-0006-0050;

Situated in Section 8, Town 3, Entire Range 1, Springfield Township, Hamilton County, Ohio and being more particularly described as follows:

Beginning at the Northwest corner of Certificate of Title No. 6866 of the Hamilton County, Ohio Registered Land Records, said corner being located on the West line of Section 8 at a point 2,606.42 feet from the Southwest corner of said Section 8;

Thence with the North line of Certificate 6866, South 87 degrees 45’ East, a distance of 642,00 feet to an iron pin marking the Real Place of Beginning of this description;

Thence continuing along said North line of Certificate No. 6866, South 87 degrees 45’ East, a distance of 502.50 feet to an iron pin;

Thence the following 45 courses and distances to iron pins;

South 50 degrees 00’ East, 113.00 feet; South 18 degrees 26’ West, 134.00 feet; South 61 degrees 09’ East, 265.86 feet; South 17 degrees 38’ East, 39.05 feet; North 72 degrees 22’ East, 77.00 feet; North 17 degrees

38’ West, 16.00 feet; North 72 degrees 22’ East, 115.00 feet; South 54 degrees 46’ East, 136.75 feet; Sooth 17 degrees 38’ East, 124 36 feet; South 10 degrees 42’ West. 116.28 feet; South 51 degrees 21’ West, 100.4 feet; South 56 degrees 47’ East, 231.00 feet; South 11 degrees 47’ East, 78.50 feet; South 33 degrees 13’ West, 138.91 feet; South 65 degrees 37’ East, 33.57 feet; South 70 degrees 52’ East, 198.40 feet; South 19 degrees 08’ West, 35.00 feet with the Northwest line of Registered Land Certificate of Title 92131; North 70 degrees 52’ West, 200 00 feet; North 65 degrees 37’ West, 107.25 feet; North 55 degrees 36’ West, 170.73 feet; South 67 degrees 10’ West, 206.00 feet; North 67 degrees 50’ West, 46.67 feet; South 67 degrees 10’ West, 133.74 feet; North 45 degrees 01’ West, 90.75 feet; North 22 degrees 50’ West. 59.97 feet; North 82 degrees 50’ West, 57.00 feet; North 07 degrees 10’ East, 107.00 feet; North 46 degrees 38’ West, 136.11 feet; South 43 degrees 22’ West, 79.25 feet; South 09 degrees 14’ East, 130.00 feet; South 80 degrees 46’ West, 170 01 feet; North 44 degrees 13’ West, 48.82 feet; North 09 degrees 14’ West, 15.51 feet, South 80 degrees 46’ West, 125.99 feet, North 35 degrees 00’ West, 64.40 feet; South 80 degrees 46’ West, 34.02 feet; North 70 degrees 52’ West, 71.56 feet; North 09 degrees 14’ West, 118.00 feet; North 53 degrees 49’ East, 68.39 feet; North 80 degrees 46’ East, 23.02 feet; North 09 degrees 14’ West, 73.00 feet; North 80 degrees 46’ East, 197.00 feet; North 05 degrees 57’ West 78.00 feet, North 23 degrees 44’ West, 264.72 feet; North 07 degrees 05’ East, 229.06 feet to the Place of Beginning. Contains 20.281 acres.

Together with a grant of easement for utilities and roadway more fully described in Deed Book 4091, Page 72 of the Registered Land Records of Hamilton County, Ohio.

Together with a roadway easement (R-1) more fully described in Deed Book 4091, Page 80 of the Registered Land Records of Hamilton County, Ohio.

Together with an easement being more particularly described in Deed Book 4299, Page Registered Land Records of Hamilton County, Ohio.

Being the same premises registered as Certificate No. 100327 Registered Land Records of Hamilton County, Ohio.

Parcel VIII

Auditor’s Parcel No, 244-0006-0084;

Situated in Section 8, Town 3, Entire Range 1, Springfield Township, Hamilton County, Ohio and being more particularly described as follows:

Beginning at the Southwest corner of Section 8;

Thence along the West line of Section 8, said line also being the corporation line between the cities of Wyoming and Cincinnati, North 1 degree 13’ East, a distance of 1,721.78 feet to a point and the real Place of Beginning for this description of property;

Thence continuing along the West line of said Section 8, said line being the corporation line between the cities of Wyoming and Cincinnati, said line also being the West line of the original Registered Land Certificate No. 6866, North 1 degree 13’ East, a distance of 884.64 feet to a point, said point being the Northwest corner of Registered Land Certificate #6866;

Thence continuing along the corporation line between the cities of Wyoming and Cincinnati and along the North line of Registered Land Certificate No. 6866, South 87 degrees 45’ East, a distance of 642.00 feet to a point;

Thence leaving said corporation line and along the West line of Registered Land Certificate No. 100327, the following 12 courses and distances;

South 7 degrees 05’ West, a distance of 229.06 feet to a point, South 23 degrees 44’ East, a distance of 264.72 feet to a point; South 5 degrees 57’ East, a distance of 78.00 feel to a point; South 80 degrees 46’ West a distance of 197.00 feet to a point; South 9 degrees 14’ East, a distance of 73.00 feet to a point; South 80 degrees 46’ West a distance of 23.02 feet to a point; South 53 degrees 49’ West a distance of 68.39 feet to a point; South 9 degrees 14’ East a distance of 118.00 feet to a point; South 70 degrees 52’ East a distance of 71.56 feet to a point; North 80 degrees 46’ East a distance of 34.02 feet to a point; South 35 degrees East a distance of 64.40 feet to a point; North 80 degrees 46’ East a distance of 28.62 feet to a point;

Thence along a curve deflecting to the left, subtended by a chord bearing South 47 degrees 53’51” East a distance of 265.54 feet, having a radius of 320.00 feet, an arc distance of 273.82 feet to a point said curve being the West line of Registered Land Certificate No. 106136;

Thence North 78 degrees 38’ West, a distance of 107.76 feet to a point;

Thence North 71 degrees 14’20” West, a distance of 457.23 feet to a point;

Thence South 68 degrees 44’ West, a distance of 194.82 feet to a point;

Thence North 28 degrees 35’ West, a distance of 85.05 feet to a point;

Thence North 77 degrees 23’ West, a distance of 110.18 feet to the real Place of Beginning, containing 13.584 acres.

Together with an easement being more particularly described in Deed Book 4299, Page 145 of the Registered Land Records of Hamilton County, Ohio.

Being the same premises registered as Certificate No. 119512 Registered Land Records of Hamilton County, Ohio.

Parcel IX

Auditor’s Parcel No. 244-0006-0035;

Situated in Section 8, Town 3, Entire Range 1, Springfield Township, Hamilton County, Ohio and being more particularly described as follows:

Beginning at a point in the North line of Galbraith Road, 105 feet West of the intersection of the North line of Galbraith Road and the West line of Mayfair Avenue;

Thence the above mentioned 105 feet being measured along the North line of Galbraith Road;

Thence North 3 degrees 8’ East, 537 feet;

Thence North 76 degrees 54’ West, 335 feet;

Thence North 51 degrees 8’ 40” West, 520.72 feet to the Place of Beginning for this description.

Thence from said beginning point, North 51 degrees 8’40” West, 18.84 feet;

Thence North 3 degrees 8’ East, 91 feet;

Thence South 86 degrees 52’ East, 160.50 feet;

Thence South 3 degrees 8’ West, 102 feet;

Thence North 86 degrees 52’ West, 145.20 feet to the Place of Beginning.

Together with an easement being more particularly described in Deed Book 4299, Page 145 of the Registered Land Records of Hamilton County, Ohio.

Being the same premises registered as Certificate No. 64819 Registered Land Records of Hamilton County, Ohio.

Parcel X

Auditor’s Parcel No. 244-0006-0048;

Situated in Springfield Township, Section 8, Town 3, Entire Range 1, Hamilton County, Ohio and being more particularly described as follows:

Beginning at the Southeast corner of Registered Land Title Certificate No. 8884;

Thence along the North right-of-way of Galbraith Road, North 86 degrees 52’ West, a distance of 802.20 feet to the Place of Beginning for this conveyance;

Thence continuing along the North right-of-way of Galbraith Road, North 86 degrees 52’ West , a distance of 50.00 feet to a point;

Thence leaving North right-of-way line, North 03 degrees 08’ East, a distance of 149.24 feet to a point;

Thence South 86 degrees 52’ East, a distance of 128.00 feet to a point;

Thence South 03 degrees 08’ West, a distance of 90.00 feet to a point;

Thence North 86 degrees 52’ West, a distance of 78.00 feet to a point;

Thence South 03 degrees 08’ West, a distance of 59.24 feet to the Place of Beginning, contains 0.332 acres.

Parcel XI

Auditor’s Parcel No. 244-0006-0085;

Situated in Section 8, Town 3, Entire Range 1, Springfield Township, City of Cincinnati, Hamilton County , Ohio, being part of Registered Land Certificate No. 56123 and being more particularly described as follows:

Beginning at the Southeast corner of said Certificate No. 56123, said point being North 86 degrees 52’00” West, distant 105.00 feet from the intersection of the West right-of-way line of Mayfair Street and the North right-of-way line of Galbraith Road;

Thence along the North right-of-way line of Galbraith Road and the South line of said Certificate No. 56123, North 86 degrees 52’00” West, a distance of 802.20 feet to a point;

Thence leaving said right-of-way line and with an East line of Registered Land Certificate No. 97661, North 3 degrees 08’00” East, a distance of 59.24 feet to a point;

Thence along the South line of said Certificate No. 97661, South 86 degrees 52’00” East, a distance of

78.0 feet to a point and the real Place of Beginning for this description of property;

Thence along the eastern most line of said Certificate No. 97661, North 3 degrees 08’00” East, a distance of 90.00 feet to a point;

Thence South 86 degrees 52’00” East, a distance of 54.50 feet to a point;

Thence South 3 degrees 08’00” West, a distance of 90.00 feet to a point;

Thence North 86 degrees 52’00” West, a distance of 54.50 feet to the Place of Beginning. Contains 0.113 acres.

Together with an easement being more particularly described in Deed Book 4299, Page Registered Land Records of Hamilton County, Ohio.

Being the same premises registered as Certificate No. 121557 Registered Land Records of Hamilton County, Ohio.

Parcel XII

Auditor’s Parcel No. 244-0006-0046;

Situated in Section 8, Town 3, Entire Range 1, and being more particularly described as follows:

Beginning at a point in the center line of Compton Road at the Northeast corner of the land as shown on Registered Title Certificate No. 8884 of the Registered Land Records of Hamilton County, Ohio;

Thence along the center line of Compton Road, North 45 degrees 30’ West, 280.82 feet to an angle;

Thence North 44 degrees 20’ West, 651.43 feet;

Thence leaving Compton Road, North 83 degrees 43’ West, 157.19 feet;

Thence North 44 degrees 20’ West, 31.36 feet;

Thence North 83 degrees 43’ West, 155.28 feet;

Thence South 1 degree 9’ West, 251.34 feet;

Thence along the East line of the land as shown on Registered Title Certificate No. 6866, which is also the West line of the land as shown on Registered Title Certificate No. 8884 of the Registered Land Records of Hamilton County, Ohio, South 1 degree 9’ West, 879.48 feet;

Thence North 86 degrees 52’ West, 317.70 feet;

Thence North 3 degrees 8’ East, 213.26 feet;

Thence North 86 degrees 52’ West, 240.00 feet;

Thence North 3 degrees 8’ East, 68.82 feet to the Place of Beginning of this description;

Thence continuing with the previous line, North 3 degrees 8’ East, 86.98 feet;

Thence North 40 degrees 44’ East, 99.26 feet;

Thence South 3 degrees 08’ West, 182.96 feet;

Thence North 70 degrees 52’ West, 63.00 feet to the Place of Beginning. Containing 0.1878 acres.

Parcel XIII

Auditor’s Parcel No. 244-0006-0042;

Situated in Section 8, Town 3, Entire Range 1, Springfield Township, City of Cincinnati, Hamilton County, Ohio and being more particularly described as follows:

Beginning in the center line of Compton Road at the Northeast corner of the land as shown on Registered Title Certificate No. 8884 of the Registered Land Records of Hamilton County, Ohio;

Thence along the center line of Compton Road, North 45 degrees 30’ West, 280.82 feet to an angle;

Thence North 44 degrees 20’ West, 651.43 feet;

Thence leaving Compton Road, North 83 degrees 43’ West, 157.19 feet;

Thence North 44 degrees 20’ West, 31.36 feet;

Thence North 83 degrees 43’ West, 155.28 feet;

Thence South 01 degrees 09’ West, 251.34 feet to the True Place of Beginning of the following described real estate;

Thence from said beginning point, South 1 degree 09’ West, along the East line of the land as shown on Registered Title Certificate No. 6866, which is also the West line of the land as shown on Title Certificate No. 8884 of the Registered Land Records of Hamilton County, Ohio, 879.48 feet;

Thence North 86 degrees 52’ West, 317.70 feet;

Thence North 03 degrees 08’ East, 213.26 feet;

Thence North 70 degrees 52’ West, 186.67 feet;

Thence North 03 degrees 08’ East, 182.96 feet;

Thence North 40 degrees 44’ East, 45.58 feet;

Thence South 49 degrees 16’ East, 42.01 feet;

Thence eastwardly on a curved line tangent to the last described course and deflecting toward the left, having a radius of 87.50 feet, for a distance of 32.29 feet, chord of said curve bearing South 59 degrees 50’15” East, 32.10 feet;

Thence North 03 degrees 08’ East, 465.07 feet;

Thence South 82 degrees 21’30” East, 378.18 feet to the Place of Beginning and containing 8.010 acres of land;

Parcel XIV

Auditor’s Parcel No. 244-0006-0040 & 41:

Situated in Section 8, Town 3, Entire Range1, and being more particularly described as follows:

Beginning in the center line of Compton Road, at the Northeast corner of the land as shown on Registered Title Certificate No. 8884 of the Registered Land Records of Hamilton County, Ohio;

Thence South 3 degrees 8’ West, along the East line of said Registered Land, 455.80 feet;

Thence North 86 degrees 52’ West, 26.50 feet to the Place of Beginning for this description;

Thence from said beginning point North 86 degrees 52’ West. 23.50 feet;

Thence South 3 degrees 8’ West, 189 feet;

Thence North 86 degrees 52’ West, 100 feet;

Thence North 3 degrees 8’ West, 189 feet;

Thence North 86 degrees 52’ West, 119.92 feet;

Thence North 45 degrees 42’ East, 136.57 feet;

Thence North 44 degrees 18’ West, 163.83 feet;

Thence South 45 degrees 42’ West, 169.72 feet;

Thence South 3 degrees 8’ West, 86.40 feet;

Thence North 86 degrees 52’ West, 10 feet;

Thence South 3 degrees 8’ West, 94.15 feet;

Thence, southwardly on a curved line tangent to the last described course and deflecting toward the right, having a radius of 140 feet, for a distance of 219.91 feet, chord of said curve bearing South 48 degrees 8’ West, 197.99 feet;

Thence North 86 degrees 52’ West, tangent to the last described curve, 44.50 feet;

Thence North 3 degrees 8’ East, 92.15 feet;

Thence North 86 degrees 52’ West, 160.50 feet;

Thence North 3 degrees 8’ East, 132 feet;

Thence North 86 degrees 52’ West, 218.74 feet to the West line of said Registered Title Certificate No. 8884;

Thence North 1 degree 9 East, along the West line of said Registered Title Certificate which is also the East line of the land as shown on Registered Title Certificate No. 6866 of the Registered Land Records of Hamilton County, Ohio, for a distance of 879.48 feet;

Thence South 82 degrees 21’30” East, 128 feet;

Thence, eastwardly on a curved line tangent to the last described course and deflecting toward the right, having a radius of 40 feet for a distance of 61.99 feet, chord of said curve bearing South 57’35” East, 55.97 feet;

Thence, continuing eastwardly on a curved line tangent to the last described curve and deflecting toward the left, having a radius of 40 feet for a distance of 37.24 feet, chord of said curve bearing South 20 degrees 14’10” East, 35.91 feet;

Thence North 43 degrees 5’20” West, 20 feet;

Thence South 46 degrees 54’40” East, 60 feet;

Thence South 43 degrees 5’20” East, 20 feet;

Thence South 46 degrees 54’40” East, 80.31 feet;

Thence, eastwardly on a curved line tangent to the last described course and deflecting toward the left, having a radius of 287.50 feet, for a distance of 39.92 feet, chord of said curve bearing South 53’20” East, 39.89 feet;

Thence South 54 degrees 52’ East, tangent to the last described curve, 117.14 feet;

Thence eastwardly on a curved line tangent to the last described course and deflecting toward the left, having a radius of 20 feet for a distance of 31.42 feet, chord of said curve bearing North 80 degrees 8’ East, 28.28 feet;

Thence North 35 degrees 8’ East, tangent to the last described curve, 24.52 feet;

Thence northwardly on a curved line tangent to the last described course and deflecting toward the right, having a radius of 275 feet, for a distance of 50.56 feet, chord of said curve bearing North 40 degrees 24’ East, 50.48 feet;

Thence North 45 degrees 40’ East, tangent to the last described curve, 189.55 feet to the centerline of Compton Road;

Thence South 44 degrees 20’ East, along the centerline of Compton Road, 50 feet;

Thence leaving Compton Road, South 45 degrees 40’ West, 189.55 feet;

Thence southwardly on a curved line tangent to the last described course and deflecting toward the left, having a radius of 225 feet for a distance of 41.36 feet, chord of said curve bearing South 40 degrees 24’ West, 41.31 feet;

Thence South 35 degrees 8’ West, tangent to the last described curve, 24.52 feet;

Thence southwardly on a curved line tangent to the last described course and deflecting toward the left, having a radius of 20 feet, for a distance of 31.42 feet, chord of said curve bearing South 9 degrees 52’ East, 28.28 feet;

Thence South 54 degrees 52’ East, tangent to the last described curve, 70.01 feet;

Thence eastwardly on a curved line tangent to the last described course and deflecting toward the right, having a radius of 162.50 feet, for a distance of 89.91 feet, chord of said curve bearing South 39 degrees 1’ East, 88.76 feet;

Thence continuing eastwardly on a curved line tangent to the last described curve and deflecting toward the left, having a radius of 287.50 feet, for a distance of 106.21 feet, chord of said curve bearing South 33 degrees 45’ East, 105.61 feet;

Thence south 44 degrees 20’ East, tangent to the last described curve, 348.42 feet;

Thence eastwardly on a curved line tangent to the last described course and deflecting toward the right, having a radius of 177.50 feet, for a distance of 147.05 feet, chord of said curve bearing South 20 degrees 36’ East, 142.88 feet;

Thence South 3 degrees 8’ West, tangent to the last described curve, 6.72 feet to the Place of Beginning.

Parcel XV

Auditor’s Parcel No. 244-0006-0049;

Situated in Section 8, Town 3, Entire Range 1, and being more particularly described as follows:

Beginning at the Northwest corner of said Certificate of Title 6866, said corner being located on the West line of said Section 8, at a point 2606.42 feet from the Southwest corner of Section 8;

Thence with the North line of Certificate 6866, South 87 degrees 45’ East, a distance of 1144.50 feet to an iron pin;

Thence the following 12 courses and distances to iron pins;

South 50 degrees 00’ East, 113.00 feet; South 18 degrees 26’ West, 134.00 feet, South 61 degrees 09’ East, 265.86 feet; South 17 degrees 38’ East, 39.05 feet; North 72 degrees 22’ East, 77.00 feet; North 17 degrees 38’ West, 16.00 feet; North 72 degrees 22’ East, 115.00 feet; South 54 degrees 46’ East, 136.75 feet; South 17 degrees 38’ East, 124.36 feet; South 10 degrees 42’ West, 116 28 feet; South 51 degrees 21’ West, 100.04 feet; South 56 degrees 47’ East, 231.00 feet; South 11 degrees 47’ East, 78.50 feet to an iron pin marking the Real Place of Beginning;

Thence South 89 degrees 18’20” East, a distance of 223.88 feet to a point in the West line of Certificate No. 92130;

Thence with said West line. South 3 degrees 08’ West, a distance of 86.98 feet to a point in the North line of Certificate No. 92131;

Thence with said line, North 70 degrees 52’ West, a distance of 38.33 feet to a point;

Thence, with the West line of Certificate No. 92131, South 19 degrees 08’ West, a distance of 125.00 feet to an iron pin and passing through an iron pin at 110.00 feet;

Thence North 70 degrees 52’ West, a distance of 198.40 feet to an iron pin;

Thence North 65 degrees 37’ West, a distance of 33.57 feet to an iron pin;

Thence North 33 degrees 13’ East, a distance of 138.91 feet to the Place of Beginning. Containing 0.880 acres.

Together with an easement for roadway, parking, ingress and egress and tap-in to sewer and water mains as set forth in Deed Book 3563, Page 621, as modified by the terms and conditions of a Declaration of Vacation of Easement and Grant of Easement recorded in Official Record 5647, Page 356 of the Registered Land Record 5647, Page 356 of the Registered Land Records of Hamilton County, Ohio.

Parcel XVI

Auditor’s Parcel No. 244-0006-0082;

Situated in Section 8, Town 3, Entire Range 1, and being more particularly described as follows:

Beginning at the Southwest corner of Section 8;

Thence along the West line of Section 8 and with the corporation line between the cities of Wyoming and Cincinnati, North 1 degree 13’ East, a distance of 2606.42 feet to a point being the Northwest corner of Original Registered Land Certificate No. 6866;

Thence, along the North line of Registered Land Certificate No. 6866 and continuing along the corporation line between the cities of Wyoming and Cincinnati, South 87 degrees 45’ East, a distance of 1144.50 feet to a point and the real Place of Beginning for this description of property;

Thence continuing along the North line of Registered Land Certificate No. 6866 and with the corporation line between the cities of Wyoming and Cincinnati, South 87 degrees 45’ East, a distance of 162.58 feet to a point;

Thence continuing along said corporation line the following 2 courses and distances; South 54 degrees 31’30” East, a distance of 435.98 feet to a point and South 82 degrees 21’30” East, a distance of 617.31 feet to a point;

Thence along the West line of Registered Land Certificate No. 76445 following the three courses and distances: South 03 degrees 08’ West, a distance of 465.07 feet to a point; along a curve deflecting to the right, subtended by a chord bearing North 59 degrees 50’13” West, a distance of 32.10 feet, having a radius of 87.50 feet an arc distance of 32.29 feet to a point and North 49 degrees 16’ West, a distance of 42.01 feet to a point;

Thence South 40 degrees 44’ West, a distance of 144.84 feet to a point;

Thence, along the North line of Registered Land Certificate No. 101684, North 89 degrees 18’20” West, a distance of 223.88 feet to a point;

Thence along the East line of Registered Land Certificate No. 100327 the following 13 courses and distances: North 11 degrees 47’ West, a distance of 78.50 feet to a point; North 56 degrees 47’ West, a distance of 231.00 feet to a point; North 51 degrees 21’ East, a distance of 100.04 feet to a point; North 10 degrees 42’ East, a distance of 116.28 feet to a point; North 17 degrees 38’ West, a distance of 124.36 feet to a point; North 54 degrees 46’ West, a distance of 136.75 feet to a point; South 72 degrees 22’ West, a distance of 115.00 feet to point; South 17 degrees 38’ East, a distance of 16.00 feet to a point; South 72 degrees 22’ West, a distance of 77.00 feet to a point, North 17 degrees 38’ West, a distance of 39.05 feet to a point; North 61 degrees 09’ West, a distance of 265.86 feet to a point: North 18 degrees 26’ East, a distance of 134.00 feet to a point and North 50 degrees West, a distance of 113.00 feet to the real Place of Beginning.

Parcel XVII

Auditor’s Parcel No. 244-0006-0094;

Situated in Section 8, Town 3, Entire Range 1, Springfield Township, City of Cincinnati, and being more particularly described as follows:

Beginning at a point in the North right of way line of Galbraith Road at the Southeast corner of the land as described in Registered Land Certificate No. 8884;

Thence with said North right of way line, North 86 degrees 52’00” West, 1146.66 feet to a point;

Thence leaving said right of way, North 46 degrees 46’00” West, 116.80 feet to a point;

Thence North 03 degrees 08’00” East, 162.21 feet to an iron pin and the real Point of Beginning for this description.

Thence, North 86 degrees 52’0” West, 229.91 feet to an iron pin;

Thence along an arc deflecting to the right, having a radius of 124.00 feet a distance of 88.58 feet, the chord of said arc bears North 05 degrees 22’24” West, 86.71 feet to an iron pin;

Thence North 14 degrees 55’51” East, 92.25 feet to an iron pin;

Thence, along an arc deflecting to the left, having a radius of 187.50 feet, a distance of 67 09 feet, the chord of said arc bears North 04 degrees 40’50” East, 66.73 feet to a nail;

Thence North 05 degrees 34’10” West, 52.40 feet to an iron pin;

Thence South 86 degrees 52’00” East, 230.00 feet to an iron pin;

Thence South 03 degrees 08’00” West, 164.50 feet to a nail;

Thence, North 86 degrees 52’00” West, 101.50 feet to an iron pin;

Thence South 03 degrees 08’00” West, 117.00 feet to a nail;

Thence South 86 degrees 52’00” East, 101.50 feet to an iron pin;

Thence South 03 degrees 08’00” West, 13.06 feet to the Real Place of Beginning, Containing 1.2939 acres of land.

For plat of said description, see Plat Book 80, Page 8 of the Registered Land Records of Hamilton County, Ohio.

Parcel XVIII

Auditor’s Parcel No. 244-0006-0095;

Situated in Section 8, Town 3, Entire Range 1, Springfield Township, City of Cincinnati, Hamilton County, Ohio and being more particularly described as follows:

Beginning at the Northeast corner of Registered Land Certificate No. 29503;

Thence along the North line of said Certificate No. 29503, North 78 degrees 38’00” West, 43.90 feet to a point;

Thence along an arc deflecting to the right, having a radius of 320.00 feet a distance of 273.82 feet, the chord of said arc bears North 47 degrees 53’51” West, 265.54 feet to a point;

Thence, North 80 degrees 46’00” East, 97.37 feet to a point;

Thence, South 09 degrees 14’00” East, 15.51 feet to a point;

Thence, South 44 degrees 13’00” East, 48.82 feet to a point;

Thence, North 80 degrees 46’00” East, 170.01 feet to a point;

Thence, North 09 degrees 14’00” West, 28.00 feet to an iron pin and the real Point of Beginning for this description;

Thence, continuing North 09 degrees 14’00” West, 102.00 feet to an iron pin;

Thence, North 43 degrees 22’00” East, 79.25 feet to a nail;

Thence, South 46 degrees 38’00” East, 136.11 feet to an iron pin;

Thence, South 07 degrees 10’00” West, 97.30 feet to an iron pin;

Thence North 75 degrees 45’10” West, 128.82 feet to the real Point of Beginning, Containing 0.4371 acres of land.

For plat of said legal description see Plat Book 80, Page 9 of the Registered Land Records of Hamilton County, Ohio.

EXHIBIT B

LIST OF CONTRACTS

Williamsburg of Cincinnati

CONTRACT LIST

Contract Service	Vendor	Contract End Date	Monthly Amount

Pest Control	Terminix	MTM	$300 + (minimum of 10 units per week) Does not include Bed Bug treatments or Roach Cleanouts
Landscaping	C & C Lawncare	Oct-12	$13,693
Snow Removal	C & C Lawncare	Seasonal- 2” inches or more	$2,500 per push
Advertising	Apartment Guide	Dec-12	$690
Advertising	For Rent	Jul-12	$991
Towing	Heritage	MTM	N/A
Common Area Cleaning	System 4	MTM	$2,168
Carpet Cleaning (Turnover)	J & K	MTM	$40-$60 per apartment
Painting (Turnover)	On the Wall	MTM	$130-$575 per apartment
Cleaning (Turnover)	System 4	MTM	$65-$185 per apartment
Water Heater Install	Robert Jones Plumbing	MTM	$245 per install (City Requirement)
HVAC Install	Feldkamp	MTM	$250-$800 per install (City Required)

Utility	Provider
Electric	Duke Energy
Gas	Duke Energy
Water/Sewer	Cincinnati Water Works
Trash	Republic
Telephone	Cincinnati Bell
Telephone Answering Service	Indatus
Internet	Cincinnati Bell
Property Phones	Sprint

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EXHIBIT C

BUYER’S AS-IS CERTIFICATE AND AGREEMENT

THIS BUYER’S AS-IS CERTIFICATE AND AGREEMENT (this “Agreement”), is made as of June     , 2012 by RESOURCE REAL ESTATE OPPORTUNITY OP, L.P., a Delaware limited partnership (“Buyer”) to and for the benefit of PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC, a Delaware limited liability company (“Seller”) and each of the other Seller Parties (as defined herein).

RECITALS

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of June     , 2012, by and between Seller and Buyer (as the same may have been amended or modified, the “Sale Agreement”), Seller agreed to sell to Buyer, inter alia, the membership interests in Prudential Williamsburg Holdings, LLC (the “Company”), the owner of that certain real property legally described on Exhibit A attached thereto and incorporated herein by this reference, the improvements located thereon and certain rights appurtenant thereto, all as more particularly described in the Sale Agreement. Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and

WHEREAS, the Sale Agreement requires, inter alia, that, as a condition precedent to Seller’s obligations under the Sale Agreement, Buyer shall execute and deliver this Agreement to Seller at Closing.

NOW, THEREFORE, in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer hereby certifies and agrees as follows:

1. For purposes of this Agreement, the following terms shall have the following meanings:

“Buyer’s Representatives” shall mean Buyer, any direct or indirect owner of any beneficial interest in Buyer, and any officers, directors, employees, agents, representatives and attorneys of Buyer or any such direct or indirect owner of any beneficial interest.

“deemed to know” (or words of similar import) shall have the following meaning:

(a)	Buyer shall be “deemed to know” of the existence of a fact or circumstance to the extent that:

(i)	any Buyer’s Representative knows of such fact or circumstance, or

(ii)	such fact or circumstance is disclosed by the Sale Agreement, the Closing Documents executed by Seller, the Documents, any estoppel certificate executed by any tenant of the Property and delivered to any Buyer’s Representative, or any Buyer’s Reports.

(b)	Buyer shall be “deemed to know” that any Seller’s Warranty is untrue, inaccurate or incorrect to the extent that:

(i)	any Buyer’s Representative has knowledge of information which is inconsistent with such Seller’s Warranty, or

(ii)	the Sale Agreement, the Closing Documents executed by Seller, the Documents, any estoppel certificate executed by any tenant of the Property and delivered to any Buyer’s Representative, or any Buyer’s Reports contains information which is inconsistent with such Seller’s Warranty.

“Documents” shall mean the documents and instruments applicable to the Property or any portion thereof that any of Seller Parties deliver or make available to any Buyer’s Representative prior to Closing or which are otherwise obtained by any Buyer’s Representative prior to Closing, including, but not limited to, the Title Commitment, the Survey, the Title Documents, and the Property Documents.

“Due Diligence” shall mean examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations with respect to the Property, the Documents, and other information and documents regarding the Property, including, without limitation, examination and review of title matters, applicable land use and zoning Laws and other Laws applicable to the Property, the physical condition of the Property, and the economic status of the Property.

“Hazardous Materials” shall mean any substance, chemical, waste or material that is or becomes regulated by any Federal, State or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos or any substance containing more than 0.1 percent asbestos, the group of compounds known as polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product.

“Liabilities” shall mean, collectively, any and all problems, conditions, losses, costs, damages, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever.

“Property Documents” shall mean, collectively, (a) the Leases, (b) the Contracts, and (c) any other documents or instruments which constitute, evidence or create any portion of the Property.

“Seller Parties” shall mean and include, collectively, (a) the Company; (b) Seller; (c) its counsel; (d) Seller’s Broker; (e) Property Manager; (f) any direct or indirect owner of any beneficial interest in Seller, the Company or the Property; (g) any officer, director, employee, or agent of Seller, its counsel, Seller’s Broker, Property Manager or any direct or indirect owner of any beneficial interest in Seller, the Company or the Property; and (h) any other entity or individual affiliated or related in any way to any of the foregoing.

“Seller’s Warranties” shall mean Seller’s representations and warranties set forth in Section 9.2 of the Sale Agreement, as such representations and warranties may be deemed modified or waived by Buyer pursuant to the terms of this Agreement.

“Surviving Covenants” shall mean Seller’s obligations under the Sale Agreement under Article 6 (Prorations and Credits) and Section 10.3 (the Mutual Covenants regarding Publicity and Brokers), to the extent the terms thereof are to be performed after Closing and expressly survive the Closing.

2. Buyer acknowledges and agrees that, prior to the date hereof: (a) Seller has made available to Buyer, or otherwise allowed Buyer access to, the Property and all books, records and files of Seller, the Company and of the management agent for the Property related to the Property (other than those books, records or files containing Confidential Materials); (b) Buyer has conducted (or has waived its right to conduct) all Due Diligence as Buyer considered necessary or appropriate (including Due

Diligence with respect to Hazardous Materials or the environmental condition of the Property); (c) Buyer has reviewed, examined, evaluated and verified the results of its Due Diligence to the extent it deems necessary or appropriate with the assistance of such experts as Buyer deemed appropriate; (d) Buyer has determined to its satisfaction the assignability of any Documents to be assigned as part of the Transaction; and (e) except for, and only to the extent of, Seller’s Warranties, is acquiring the Property based exclusively upon its own Due Diligence.

3. Buyer acknowledges and agrees that, except for, and only to the extent of, Seller’s Warranties:

(a)	The Interests are being sold, and Buyer is accepting possession of the Interests and (through the Company on a reconstituted basis) of the Property on the date hereof, “AS IS, WHERE IS, WITH ALL FAULTS”, with no right of setoff or reduction in the Purchase Price.

(b)	None of the Seller Parties have or shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Buyer with respect to the Interests, the Company or the Property, any matter set forth, contained or addressed in the Documents (including, but not limited to, the accuracy and completeness thereof) or the results of Buyer’s Due Diligence.

(c)	Buyer has confirmed independently all information that it considers material to its purchase of the Interests, the Property or the Transaction.

(d)	Buyer is not relying on (and Seller and each of the other Seller Parties does hereby disclaim and renounce) any representations or warranties of any kind or nature whatsoever, whether oral or written, express, implied, statutory or otherwise, from any of the Seller Parties, as to:

(i)	the operation or performance of the Property, the income potential, economic status, uses, or the merchantability, habitability or fitness of any portion of the Interests or the Property for a particular purpose;

(ii)	the physical condition of the Property or the condition or safety of the Property or any component thereof, including, but not limited to, plumbing, sewer, heating, ventilating and electrical systems, roofing, air conditioning, foundations, soils and geology, including Hazardous Materials, lot size, or suitability of the Property or any component thereof for a particular purpose;

(iii)	the presence or absence, location or scope of any Hazardous Materials in, at, about or under the Property;

(iv)	whether the appliances, if any, plumbing or utilities are in working order;

(v)	the habitability or suitability for occupancy of any structure and the quality of its construction;

(vi)	whether the improvements are structurally sound, in good condition, or in compliance with applicable Laws;

(vii)	the accuracy of any statements, calculations or conditions stated or set forth in the Documents, other books and records concerning the Property, the Company or the Interests or any of Seller’s offering materials with respect to the Property, the Company or the Interests;

(viii)	the dimensions of the Property or the accuracy of any floor plans, square footage, lease abstracts, sketches, or revenue or expense projections related to the Property;

(ix)	the locale of the Property, the leasing market for the Property, or the market assumptions Buyer utilized in its analysis of the Property, the Company or the Interests and determination of the Purchase Price (such as rental rates, leasing costs, vacancy and absorption rates, land values, replacement costs, maintenance and operating costs, financing costs, etc.);

(x)	whether the Property is or would likely constitute a target of terrorist activity or other acts of war;

(xi)	the ability of Buyer to obtain any and all necessary governmental approvals or permits for Buyer’s or the Company’s intended use and development of the Property;

(xii)	the leasing status of the Property or the intentions of any parties with respect to the negotiation and/or execution of any lease for any portion of the Property;

(xiii)	the Company’s ownership of any portion of the Property or the condition or status of the Company’s title to the Property; and

(xiv)	Any other Liabilities the Company may have, including, without limitation, franchise taxes or fees, transfers taxes or reassessment of real estate taxes on the Property.

(e)	Seller is under no duty to make any affirmative disclosures or inquiry regarding any matter which may or may not be known to any of Seller Parties, and Buyer, for itself and for its successors and assigns, hereby specifically waives and releases each of the Seller Parties from any such duty that otherwise might exist.

4. Any repairs or work required by Buyer are the sole responsibility of Buyer, and Buyer agrees that there is no obligation on the part of Seller to make any changes, alterations or repairs to the Property, including, without limitation, to cure any violations of Law, comply with the requirements of any insurer or otherwise. Buyer is solely responsible for obtaining any certificate of occupancy or any other approval or permit necessary for the transfer or occupancy of the Property and for any repairs or alterations necessary to obtain the same, all at Buyer’s sole cost and expense.

5. Buyer (i) having inspected the Property as described above, (ii) having conducted, reviewed, examined, evaluated and verified the results of all Due Diligence to the extent Buyer deems appropriate as described above, and (iii) having determined that Buyer shall acquire the Interests and (through the reconstituted Company) the Property based exclusively upon its own Due Diligence (except for, and only to the extent of, Seller’s Warranties), then, accordingly, Buyer agrees with Seller that Buyer is in fact acquiring the Interests and (through the reconstituted Company) the Property based exclusively upon its own Due Diligence, except for, and only to the extent of, Seller’s Warranties, and to evidence the foregoing, Buyer agrees to release Seller as set forth below. Accordingly, except as expressly provided hereinbelow in this Section 5, Buyer, for Buyer and Buyer’s successors and assigns, hereby releases Seller and each of the other Seller Parties from, and waives any and all Liabilities against Seller and each of the other Seller Parties for or attributable to or in connection with the Interests or the Property, whether arising or accruing before, on or after the date hereof and whether attributable to events or circumstances which have heretofore or may hereafter occur, including, without limitation, the following:

(a) any and all statements or opinions heretofore or hereafter made, or information furnished, by the Seller Parties to Buyer or any of Buyer’s Representatives; and

(b) any and all Liabilities with respect to the structural, physical, or environmental condition of the Property; and

(c) any and all Liabilities relating to the release of or the presence, discovery or removal of any Hazardous Materials in, at, about or under the Property, or for, connected with or arising out of any and all claims or causes of action based upon CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§9601 et seq., as amended by SARA (Superfund Amendment and Reauthorization Act of 1986) and as may be further amended from time to time), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §§6901 et seq., or any related claims or causes of action or any other Federal, State or municipal based statutory or regulatory causes of action for environmental contamination at, in, about or under the Property; and

(d) any and all tort claims made or brought with respect to the Property or the use or operation thereof; and

(e) any implied or statutory warranties or guaranties of fitness, merchantability or any other statutory or implied warranty or guaranty of any kind or nature regarding or relating to any portion of the Property, the Company or the Interests; a

(f) any and all Liabilities relating to the condition or status of the Company’s title to the Property; and

(g) any other Liabilities the Company may have, including, without limitation, franchise taxes or fees, transfers taxes or reassessment of real estate taxes on the Property.

The release and waiver set forth in this Section 5 is not intended and shall not be construed as (x) affecting or impairing any rights or remedies that Buyer may have against Seller as a result of a breach of any of Seller’s Warranties or any of Seller’s obligations under the Sale Agreement which expressly survive the Closing, or (y) releasing Seller from any liability to any third party for third party claims.

6. Buyer expressly understands and acknowledges that it is possible that unknown Liabilities may exist with respect to the Interests, the Company or the Property and that Buyer explicitly took that possibility into account in determining and agreeing to the Purchase Price, and that a portion of such consideration, having been bargained for between parties with the knowledge of the possibility of such unknown Liabilities has been given in exchange for a full accord and satisfaction and discharge of all such Liabilities.

7. Buyer acknowledges and agrees that the provisions of this Agreement were a material factor in Seller’s acceptance of the Purchase Price and, while Seller has provided the Documents and cooperated with Buyer, Seller is unwilling to sell the Interests unless Seller and the other Seller Parties are expressly released as set forth in Section 5.

8. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

IN WITNESS WHEREOF, Buyer has executed this Agreement as of the date first set forth hereinabove.

BUYER:

RESOURCE REAL ESTATE OPPORTUNITY OP, L.P., a Delaware limited liability company

By: Resource Real Estate Opportunity REIT, Inc., its general partner

By:
Name:
Title:

EXHIBIT D

ASSIGNMENT OF INTERESTS

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC, a Delaware limited liability company (“Assignor”), does hereby transfer, assign, sell, set over, deliver, and convey unto RESOURCE REAL ESTATE OPPORTUNITY OP, L.P., a Delaware limited liability company (“Assignee”), the entire membership interest of Assignor in Prudential Williamsburg Holdings, LLC, a Delaware limited liability company (the “Company”), together with all rights, powers and obligations of a member in the Company (the “Interests”). This assignment is made pursuant to that certain Purchase and Sale Agreement, dated as of June     , 2012 by and between Assignor and Assignee (the “Purchase Agreement”), and this Assignment of Interests (this “Assignment”) is made subject to the terms and conditions of the Purchase Agreement.

Assignee does hereby accept the foregoing assignment of the Interests and agrees to be bound by the terms, provisions and conditions of the limited liability company agreement of the Company, as amended through the date hereof (the “LLC Agreement”), in the place and stead of Assignor in all respects. Assignee hereby assumes all obligations of Assignor under the LLC Agreement and any other agreement to which the Company is a party or its properties are bound or subject. Further, Assignee agrees to become the sole member of the Company for all purposes.

Assignee agrees to pay, protect, defend, indemnify, hold and save harmless Assignor from and against any and all liabilities, claims of liability, obligations, losses, costs, charges, expenses, causes of action, suits, demands, judgments and damages of any kind or character whatsoever, including, but not limited to, reasonable attorneys’ fees and costs (including appellate fees and costs) incurred or sustained by Assignor, and actual attorneys’ fees awarded against Assignor, directly or indirectly, by reason of, or in connection with the assignment of the Interests to Assignee, including, without limitation, any franchise fees or taxes due on the Interests, any transfer taxes due or claimed due in connection with the transfer of the Interests or any reassessment of real estate taxes on the Property (as defined in the Purchase Agreement) or in any other action at law or in equity under any theory of recovery as a result of the assignment of the Interests to Assignee.

EXCEPT AS EXPRESSLY SPECIFIED HEREIN AND IN THE PURCHASE AGREEMENT, ASSIGNEE ACCEPTS THE INTERESTS “AS-IS,” “WHERE IS” AND “WITH ALL FAULTS,” AND ASSIGNOR HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF QUALITY, FITNESS AND/OR MERCHANTABILITY RELATING TO ANY OF THE FOREGOING INTERESTS CONVEYED HEREBY.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

D-1

I          IN WITNESS WHEREOF, Assignor and Assignee have hereunto executed this Assignment of Interests on the              day of June, 2012.

ASSIGNOR:	ASSIGNEE:

PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC, a Delaware limited liability company	RESOURCE REAL ESTATE OPPORTUNITY OP, LP.

	By:	Resource Real Estate Opportunity REIT, Inc., its general partner

By:	By:
Name:		Name:
Title:		Title:

D-2

EXHIBIT E

Form of Seller’s Non-Foreign Certificate

NON-FOREIGN CERTIFICATE

Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform RESOURCE REAL ESTATE OPPORTUNITY OP, L.P., a Delaware limited partnership (the “Transferee”) that withholding of tax is not required upon the disposition of a United States real property interest by PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC, a Delaware limited liability company (the “Seller”), the undersigned hereby certifies the following on behalf of Seller:

1.	Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

2.	Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Internal Revenue Code.

3.	Seller’s U.S. employer taxpayer identification number is: 22-3529427; and

4.	Seller’s office address is Two Alliance 3560 Lenox Road, Suite 400, Atlanta, GA 30326.

Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

The undersigned declares that the undersigned has examined this certification and to the best of the undersigned’s knowledge and belief it is true, correct and complete, and the undersigned further declares that such party has authority to sign this document on behalf of Seller.

Certified, sworn to and subscribed before me this day of , 2012.	PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC, a Delaware limited liability company

By:
Notary Public		Name:
		Title:	Vice President
My Commission Expires:

(NOTARIAL SEAL)

E-1

EXHIBIT F

ORGANIZATIONAL DOCUMENTS OF THE COMPANY

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “PRUDENTIAL WILLIAMSBURG HOLDINGS, LLC”, FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF FEBRUARY, A.D. 2012, AT 4:36 O’CLOCK P.M.

		Jeffrey W. Bullock, Secretary of State
5109693	8100	AUTHENTICATION:	9368075
120168282		DATE:	02-15-12

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 05:45 PM 02/14/2012 FILED 04:36 PM 02/14/2012 SRV 120168282 - 5109693 FILE

CERTIFICATE OF FORMATION

OF

PRUDENTIAL WILLIAMSBURG HOLDINGS, LLC

1.	The name of the limited liability company is Prudential Williamsburg Holdings, LLC.

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Prudential Williamsburg Holdings, LLC this 14th day of February, 2012.

Steven D. Collier
Authorized Person

LIMITED LIABILITY COMPANY OPERATING AGREEMENT FOR

Prudential Williamsburg Holdings, LLC

THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the “Agreement”) for Prudential Williamsburg Holdings, LLC is made and entered into this February 16, 2012 by Prudential Mortgage Capital Funding, LLC (the “Sole Member”)

WHEREAS, the Company (as hereinafter defined) was formed by the filing of a Certificate of Formation, effective February 14, 2012, with the Secretary of State of the State of Delaware pursuant to the Delaware Limited Liability Company Act (the “Delaware Act”); and

WHEREAS, the Sole Member of the Company, desires to enter into said Agreement as its binding agreement with respect to the business and management of the Company and its interest therein and all purposes permitted to a limited liability company under Delaware law;

NOW, THEREFORE, the Sole Member hereby agrees as follows:

ARTICLE I - Defined Terms

1.1	Defined Terms. The capitalized terms used in this Agreement shall, unless the context otherwise requires or unless otherwise expressly provided herein, have the meanings set forth below:

(a)	Agreement shall mean this Limited Liability Company Operating Agreement of the Company, as amended, modified, supplemented or restated from time to time. This Agreement is the Company’s “limited liability company agreement” within the meaning of the Delaware Act without regard to whether it has more than one party or is a contract under applicable law.

(b)	Available Cash or Available Cash Flow of the Company shall mean all cash funds of the Company on hand from time to time (other than cash funds obtained as contributions to the capital of the Company by the Sole Member and cash funds obtained from loans to the Company unless expressly determined by the Sole Member to be considered part of Available Cash) after (i) payment of all operating expenses of the Company as of such time, (ii) provision for payment of all outstanding and unpaid current obligations of the Company as of such time, and (iii) provision for a working capital reserve as determined by the Sole Member.

(c)	Capital Account shall mean the account of each Member consisting of its original Capital Contribution (i) increased by any additional capital contributions, its share of income or gain that is allocated to it pursuant to this Agreement, and (ii) decreased by the amount of any distributions to, or withdrawals by such Member and by such Member’s share of Company losses.

(d)	Capital Contribution shall mean the total value of any cash and agreed fair value of any property, services rendered, promissory note, or other binding obligation to contribute cash or property or to render services contributed to the Company by the Sole Member from time to time.

Prudential Williamsburg Holdings, LLC	Page 1

(e)	Code shall mean the Internal Revenue Code of 1986, as amended. All references herein to sections of the Code shall include any corresponding provision or provisions of any succeeding law.

(f)	Company shall mean Prudential Williamsburg Holdings, LLC.

(g)	Entity shall mean any association, corporation, general partnership, limited partnership, limited liability company, joint stock association, joint venture trust, business trust, cooperative and any foreign association of like structure.

(h)	Fiscal Year shall mean, for the Company’s financial reporting and federal income tax purposes, a period commencing January 1 and ending December 31 of each year, or such other period as the Sole Member may determine.

(i)	Initial Capital Contribution shall have the meaning set forth in Section 4.2 herein.

(j)	Majority in Interest shall mean Membership Interests which in the aggregate exceed fifty percent (50%) of the Membership Interests of all Members.

(k)	Member shall mean each person or entity who has been admitted as a Member of the Company in accordance with the provisions of the Delaware Act and this Agreement.

(l)	Membership Interest shall mean a Member’s aggregate rights in the Company, including, but not limited to, the Member’s (i) share of the profits and losses of the Company; (ii) right to receive distributions of the Company’s assets; and (iii) right to vote and participate in the management of the Company.

ARTICLE II - Organization

2.1	Formation of Limited Liability Company. On behalf of the Sole Member, an authorized person has formed a limited liability company under the laws of the State of Delaware by the filing of a Certificate of Formation for the Company pursuant to the Delaware Act.

2.2	Company Name. The Company shall conduct its activities under the name Prudential Williamsburg Holdings, LLC.

2.3	Business of the Company. The Company shall have the power to:

(a)	To purchase or otherwise acquire, hold, and sell or otherwise dispose of mortgage loan notes, evidences of mortgage-related indebtedness, or fractional interest therein (collectively, hereinafter “Loans”), without regard to whether such Loans are privately held, readily marketable, or restricted as to transfer or resale;

(b)	To purchase or otherwise acquire, hold lease (as lessee or lessor) and sell or dispose of real or personal (tangible or intangible) property or fractional interest therein (hereinafter “Assets”) as may be necessary or advisable or Incident to the purchase, acquisition, holding, sale or disposition of Loans or the business of any prospective borrower with respect thereto;

(c)	To possess, transfer, mortgage, pledge or otherwise deal in, and to exercise all rights, powers, privileges and other Incidents of ownership or possession with respect to. Loans or Assets held or owned by the Company, in each case, in accordance with the terms of this Agreement, and to carry Loans or Assets in the name of a nominee or nominees;

(d)	To (i) borrow or raise money; (ii) issue, accept, endorse and execute promissory notes, loan agreements, options, purchase agreements, contracts, documents, checks, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or non-negotiable instruments and evidences of indebtedness; (iii) secure performance under any such agreement and the payment of any such indebtedness and of the interest thereon by mortgage upon, security in or pledge, conveyance, assignment in trust or subordination of, the whole or any part of the property of the Company whether at the time owned or thereafter acquired; and (iv) sell, lease (as lessee or lessor) pledge or otherwise dispose of any such obligations of the Company for its purposes, in each case in accordance with the terms of this Agreement;

(e)	To engage in any lawful act or activity for which a limited liability company may be organized under the Delaware Act; and

(f)	Subject to the limitations provided for in this Agreement, the Company shall have the power to make and perform all contracts and to engage in all actions and transactions necessary or advisable to carry out the purposes of the Company, and all other powers available to it as a limited liability company under the Delaware Act

2.4	Principal Place of Business. The principal place of business of the Company shall be Four Gateway Center, 8th Floor, 100 Mulberry Street, Newark, NJ 07102, or at such other place or places as the Sole Member may from time to time determine.

2.5	Registered Office and Agent. The name of the registered agent for service of process on the Company and the address of the Company’s registered office in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19001 or such other agent or office in the State of Delaware as the Officers or the Sole Member may from time to time determine.

2.6	Qualification in Other Jurisdictions. The Sole Member or the President shall cause the Company to be qualified, or registered, under assumed or fictitious name statutes or similar laws in jurisdictions where the Company transacts business or where such qualification or registration is required or desirable. The Sole Member or the President shall execute, deliver and file certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in the jurisdictions in which the Company may wish to conduct business.

ARTICLE III - Sole Member

3.1

Names and Addresses. The name and address of the Sole Member and its Membership Interest is set forth on Exhibit A attached hereto and made a part hereof. The Sole Member shall cause Exhibit A to be amended from time to time to reflect the admission of any additional Member, the withdrawal of any Member, receipt by the Company of notice of any change of address of a Member or the occurrence of any event requiring amendment of Exhibit A.

3.2	Representations and Warranties. Each Member hereby represents and warrants to the Company that: (a) it is duly organized, validly existing and in good standing under the law of its state of organization and that it has full organizational power to execute this Agreement and to perform its obligations hereunder; (b) it is acquiring its interest in the Company for its own account as an investment and without an intent to distribute the interest in any distribution and (c) the interests have not been registered under the Securities Act of 1933 or any state securities laws.

3.3	No Liability for Status as Member. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall have any personal liability whatsoever solely by reason of its status as a Member of the Company, whether to the Company or to any creditor of the Company, for the debts, obligations or liabilities of the Company or for any of its losses beyond the amount of the Member’s personal obligation to pay its Capital Contribution to the Company and as otherwise set forth in the Delaware Act or any other applicable statute.

3.4	Meeting of the Member. In the event that there is more than one Member, the annual meeting of the Members may be held at such time and in such place or places inside or outside of Delaware as the Members may from time to time determine. The Members may also hold special meetings. Notice of special meetings shall be given personally, by telephone or in writing to each Member. If in writing, notice shall be by mail, courier service, express mall service, facsimile or electronic mail.

3.5	Voting. Except as otherwise required by law or this Agreement, any question brought before any meeting of Members shall be decided by an affirmative vote of a Majority in Interest of the Members.

3.6	Action by the Members without Meeting. Any action permitted or required to be taken by the Members of the Company may be effected at a meeting of the Members or by consent in writing or by electronic transmission of the Members of the Company, with the same effect as if taken at a meeting of the Members.

ARTICLE IV - Capital Accounts

4.1	Capital Accounts. An individual Capital Account shall be maintained on the Company’s books for the Sole Member.

4.2	Initial Capital Contributions of the Sole Member. The Initial Capital Contribution of the Sole Member to the Company is set forth on Exhibit B, attached hereto and made a part hereof.

4.3	Allocations. Profits or losses for each Fiscal Year shall be allocated to the Capital Account of each Member in proportion to its respective Membership Interest.

ARTICLE V - Distributions, Withdrawals

and Terminations By the Sole Member

5.1	Withdrawals by the Sole Member. Except as provided herein, no Member may withdraw its Capital Contribution or any other amount from the Company or demand and receive property of the Company or any distribution in return for its Capital Contribution, except as may be specifically provided in this Agreement or required by law (excluding any law that grants such a right in the absence of a negating provision in this Agreement).

5.2	Discretionary Distributions.

(a)	The Sole Member in its sole discretion may make distributions of cash or other assets of the Company from time to time.

(b)	Notwithstanding the foregoing:

(i) no such distribution shall render the Company insolvent, reduce the Capital Account of any Member below zero or violate the rules (including, without limitation, applicable net capital requirements) of any regulatory bodies by whose rules the Company is bound;

(ii) all distributions of securities shall be in compliance with applicable state and federal securities laws; and

(iii) no distribution shall be made to any Member pursuant to any paragraph of this Article, to the extent such distribution would cause or increase a deficit balance in any Member’s Capital Account.

5.3	Distribution upon Resignation or Withdrawal of a Member. A Member is entitled to a distribution upon its resignation, termination or withdrawal as provided in Section 8.3 of this Agreement unless a Majority in Interest of the Members elect to continue the Company in accordance with Section 8.2(c) of this Agreement, in which case such Member shall be entitled to receive, within a reasonable time after its resignation, termination or withdrawal, the fair value of such Member’s Membership Interest as of the date of resignation, termination or withdrawal.

ARTICLE VI - Management and Control of Business

6.1	Management. The Member, acting in its capacity as the Member, shall have the exclusive power, acting through the Officers appointed pursuant to Section 7.1 hereof, where reasonable and appropriate, to manage the business and conduct the affairs of the Company and bind the Company as to third parties.

ARTICLE VII - Officers

7.1	Appointment of Officers. The Sole Member may appoint Officers of the Company, including, but not limited to, a President, one or more Vice Presidents, a Secretary, a Controller, a Treasurer and one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Controllers and Assistant Treasurers, and may give any of them such further designations or alternate titles as it considers desirable.

7.2	Tenure and Duties of Officers. Each Officer shall be elected by the Sole Member. Each such Officer shall hold office at the pleasure of the Sole Member and until his or her successor has been duly appointed and qualified, unless sooner removed,

(a)	The President. Subject to the direction of the Sole Member, the President shall be the chief executive officer of the Company and shall have general charge of the business, affairs and property of the Company and general supervision over its officers and agents. If present, he shall preside at all meetings of the Member. Without prejudice to the Company’s status as a limited liability company, the President shall perform other duties commonly incident to a president of a Delaware limited liability company and shall also perform such other duties and have such other powers as the Sole Member shall designate from time to time.

(b)	Vice Presidents. Without prejudice to the Company’s status as a limited liability company, the Vice Presidents shall perform duties commonly incident to a vice president of a Delaware limited liability company and shall also perform and have such other powers as the Sole Member shall designate from time to time. Any Vice President may, in the discretion of the Sole Member, be designated as “executive,” “senior,” “assistant” or by any succeeding ordinal number or by departmental or functional classification

(c)	Secretary. The Secretary shall attend all meetings of the Sole Member and shall record all acts and proceedings thereof in the minute book of the Company. The Secretary shall give notice in conformity with this Agreement of all meetings requiring notice. Without prejudice to the Company’s status as a limited liability company, the Secretary also shall perform other duties commonly incident to a secretary of a Delaware limited liability company and shall perform such other duties and have such other powers as the Sole Member shall designate from time to time.

(d)	Controller. The Controller shall render to the Sole Member or the President, whenever requested, a statement of the financial condition of the Company. The Controller shall cause to be kept at the Company’s principal office correct books of account of all its business and transactions and such duplicate books of account as he shall determine and, upon application, cause such books or duplicates thereof to be exhibited to the Sole Member. The Controller shall be empowered, from time to time, to require from the Officers or agents of the Company reports or statements giving such information as he may desire with respect to any and all financial transactions of the Company. Without prejudice to the Company’s status as a limited liability company, the Controller also shall perform all duties commonly incident to a controller of a Delaware limited liability company and shall perform such other duties and have such other powers as the Sole Member shall designate from time to time.

(e)	Treasurer. The Treasurer shall cause the moneys and securities of the Company to be deposited in the name and to the credit of the Company in such banks or trust companies or with such bankers or other depositories as shall be selected by the Treasurer and/or Controller or to be otherwise dealt with in such manner as the Sole Member may direct Without prejudice to the Company’s status as a limited liability company, the Treasurer also shall perform all duties commonly incident to the Treasurer of a Delaware limited liability company and shall perform such other duties and have such other powers as the Sole Member shall designate from time to time.

(f)	Assistant Secretaries, Assistant Controllers and Assistant Treasurers. Assistant Secretaries, Assistant Controllers and Assistant Treasurers shall have power to perform, on behalf of the Company, such duties as may be required to be performed by the Secretary, Controller and Treasurer, respectively, and shall perform such other duties as may be provided in this Agreement or as shall be determined by the Sole Member.

(g)	Other Officers. Other Officers of the Company shall have such powers and duties as may be delegated to them from time to time by the Sole Member.

7.3	Resignations. Any Officer may resign at any time by giving written notice thereof to the Sole Member. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

7.4	Vacancies. The Sole Member may at any time, or from time to time, fill any vacancy among the Officers of the Company.

7.5	Execution of Instruments Generally. Except as otherwise determined from time to time by the Sole Member with respect to specific contracts or classes of contracts, all contracts shall be signed by an Officer of the Company, pursuant to the authority granted by the Sole Member, whose signature may be attested to by the signature of the Secretary or an Assistant Secretary, who may if he or she so desires, affix the seal of the Company thereto.

7.6	Proxies. Proxies to vote with respect to shares of stock or other ownership interests in other entities owned by or standing in the name of the Company may be executed and delivered from time to time on behalf of the Company by the President or any Vice President or Secretary or by any other person or persons thereunto authorized by the Sole Member.

ARTICLE VIII - Termination and Dissolution

8.1	Termination of the Company. The Company shall be dissolved and its affairs wound up on the first to occur of the following:

(a)	in the event that there is more than one Member, the vote of a Majority in Interest of the Members entitled to vote thereon;

(b)	the sale, exchange or other disposition by the Company of all or substantially all of the Company’s property, except when the Company receives a purchase money note as part of the sale proceeds for such property, in which event the Company shall be dissolved and terminated upon the satisfaction or sale of such purchase money note; or

(c)	the death, insanity, bankruptcy, retirement, resignation, liquidation, dissolution, expulsion of any Member or the occurrence of any other event that terminates the continued Membership of any Member unless within ninety (90) days after such event, the Company is continued by the vote or written consent of a Majority in Interest of Members.

8.2	Distribution of Assets. In connection with the dissolution of the Company and the winding-up of its affairs, subject to applicable law, the Company shall sell, liquidate or otherwise distribute all of the Company’s assets as promptly as practical and apply any proceeds distributed as follows:

(a)	discharge all liabilities of the Company (other than liabilities to the Sole Member), including all costs relating to the dissolution, winding-up, liquidation and distribution of assets;

(b)	establish such reserves as may be reasonably necessary to provide for contingent liabilities of the Company;

(c)	discharge any liabilities of the Company to the Sole Member other than on account of its Membership Interests; and

(d)	distribute the value of the remaining assets either in cash or in kind to the Sole Member or if more than one Member, in proportion to each Member’s pro rata share of the aggregate Membership Interests.

8.3	Claims of the Sole Member. The Sole Member shall look solely to the Company’s assets for the return of its Capital Contribution(s). If the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Sole Member and former Members shall have no recourse against the Company or any other Member.

ARTICLE IX - Indemnification

9.1

Power to Indemnify in Actions, Suits or Proceedings Other than Those by or in the Right of the Company. Subject to Section 9.3 of this Article IX, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (including any appeal thereon) (other than an action by or in the right of the Company) by reason of the fact that such person is or was an Officer of the Company or Designee of Another Enterprise (hereinafter defined), against expenses (including reasonable costs, disbursements and attorneys’ fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful; provided, however, that no indemnification shall be made in respect of any claim, issue or matter if a judgment or final adjudication adverse to such person establishes that his or her acts or omissions (i) were in breach of his or her duty of loyalty to the Company or its Sole Member in that such person did not reasonably believe his or her conduct to be in or not opposed to the best interests of the Company, (ii) were not in Good Faith (as hereinafter defined) or involved a knowing violation of law, or (iii) resulted in receipt by such person of an improper personal benefit. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in Good Faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

9.2	Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Company. Subject to Section 9.3 of this Article IX, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit (whether civil, criminal, administrative, arbitrative or investigative) by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was an Officer of the Company or Designee of Another Enterprise, against expenses (including reasonable costs, disbursements and attorneys’ fees) judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted In Good Faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no indemnification shall be made in respect of any claim, issue or matter if a judgment or final adjudication adverse to such person establishes that his or her acts or omissions (i) were in breach of his or her duty of loyalty to the Company or its Sole Member in that such person did not reasonably believe his or her conduct to be in or not opposed to the best interests of the Company, (ii) were not in Good Faith or involved a knowing violation of law, or (iii) resulted in receipt by such person of an improper personal benefit Notwithstanding the preceding sentence, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

9.3	Authorization of Indemnification. Any indemnification under Section 9.1 of this Article IX and, unless ordered by a court, under Section 9.2 of this Article IX, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Officer is proper in the circumstances, because such person has met the applicable standard of conduct set forth in Section 9.1 or Section 9.2 of this Article IX, as the case may be. With respect to Officers at or above the level of Grade 4 under the Prudential Financial, Inc. (“PFI”) Performance Pay Plan, or its equivalent, such determination shall be made by the Sole Member. With respect to Officers below the level of Grade 4 under the PFI Performance Pay Plan, or its equivalent, such determination may be made by the General Counsel of PFI, or his or her designees. To the extent, however, that an Officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Sections 9.1 and 9.2 of this Article IX, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including reasonable costs, disbursements and attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

9.4

Good Faith Defined. For purposes of any determination under Section 9.3 of this Article IX, a person shall be deemed to have acted in Good Faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if and to the extent such person’s action is based on

•

financial statements, books of account or reports of the Company or Another Enterprise represented to such person to be correct by the President, the Officer of the Company or Another Enterprise having charge of its books of account, or

•	information supplied to such person by the Officers of the Company or Another Enterprise in the course of their duties, or

•	the advice of legal counsel for the Company or Another Enterprise, or

•

information or records given or reports made to the Company or Another Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or Another Enterprise, provided such person had a reasonable Good Faith belief in the accuracy of the above described statements, books, records, information, advice or reports. The provisions of this Section 9.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 9.1 or 9.2 of this Article IX, as the case may be.

9.5	Expenses Payable in Advance. The reasonable expenses incurred by an Officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking (reasonably satisfactory to the Company) by or on behalf of such Officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Article IX; provided, however, that with respect to Officers of the Company and Officers who are also Designees of Another Enterprise, the Sole Member or General Counsel of PFI may, in any instance require, as a condition to such advancements, that the proposed indemnitee cooperate with an investigation to be conducted at the Company’s expense, by an independent nationally recognized law firm selected by the Company, and that such law firm render an opinion that, based on its investigation, the firm has concluded that it is more likely than not that the proposed indemnitee will meet the standard for indemnification in connection with the matter for which advancements are sought as set forth in Section 9.1 or 9.2 of this Article IX, as the case may be.

9.6	Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, contract, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The provisions of this Article IX shall not be deemed to preclude the indemnification of any person who is not specified in Section 9.1 or 9.2 of this Article IX, but whom the Company has the obligation to indemnify under the provisions of any applicable law or otherwise.

9.7	Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was an Officer of the Company, or Is or was serving at the request of the Company as a Designee of Another Enterprise against any expenses incurred in any proceeding and liabilities asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of this Article IX.

9.8	Certain Definitions. For purposes of this Article IX, references to “the Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its managers or officers so that any person who is or was a manager or officer of such constituent company, or is or was a manager or officer of such constituent company serving at the request of such constituent Company as a manager, officer, or other comparable position of another company, partnership, joint venture, trust, employee benefit plan or Designee of Another Enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving company as such person would have with respect to such constituent company if its separate existence had continued. For purposes of this Article IX, the term “Another Enterprise” shall mean any other limited liability company or any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Company as a Designee. For purposes of this Article IX, the term “Designee” shall mean a person who is or was serving at the request of the Company as a director, officer, member, manager or other comparable position on Another Enterprise. For purposes of this Article IX, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a Designee of the Company which imposes duties on, or involves services by, such Designee with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article IX.

9.9	Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an Officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

9.10	Limitation on Indemnification. Notwithstanding anything contained in this Article IX to the contrary, the Company shall not be obligated to indemnify any Officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Sole Member of the Company.

9.11	Indemnification of Agents and Employees. The Company may, to the extent authorized from time to time by the Sole Member, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred in this Article IX to Officers of the Company.

ARTICLE X – Transfer of Interest

10.1

Transfer of Limited Liability Company Interest. The Sole Member may transfer in whole or in part is limited liability company interest in the Company. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 10.1, the transferee shall be admitted to the Company as a member of the Company upon its secution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company and the transferee shall be the Member hereunder. Notwithstanding anything in the Agreement to the contrary, any successor to the Member by merger or consolidation shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement.

ARTICLE XI - Accounting and Records

11.1	Accounting and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, at the expense of the Company, in accordance with such method of accounting as is determined by the Sole Member. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company’s business.

ARTICLE XII - Miscellaneous Provisions

12.1	Entire Agreement. This Agreement and the Certificate of Formation, constitute the entire agreement by the Sole Member with respect to the subject matter hereof and supersede any prior agreement or understanding by the Sole Member with respect to such subject matter.

12.2	Governing Law. This Agreement and the rights of the parties hereunder will be governed by, and interpreted and enforced in accordance with, the laws of the State of Delaware.

12.3	Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

12.4	Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held illegal, invalid or unenforceable, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby.

12.5	Additional Documents and Acts. The Sole Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.

12.6	Notices. Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Such notices will be given to the Sole Member at the address specified in Article III. The Sole Member or the Company may, at any lime by giving five (5) days prior written notice to the other, designate any other address to which such notice will be given.

12.7	Amendments. This Agreement may be amended, In whole or in part, by the written consent of the Majority in Interest of the Members.

12.8	Title To Company Property. Legal title to all property of the Company will be held and conveyed in the name of the Company.

IN WITNESS WHEREOF, the undersigned Sole Member has duly executed this Agreement dated this 16th day of February, 2012.

Prudential Mortgage Capital Funding, LLC,
a Delaware limited liability company

By:
Name:	Richard Pulido
Title:	Vice President

Exhibit A

Name and Address of Sole Member	Membership Interest

Prudential Mortgage Capital Funding, LLC Four Gateway Center, 8th Floor 100 Mulberry Street Newark, NJ 07102	100%

Exhibit B

Name of Sole Member	Initial Capital Contribution

Prudential Mortgage Capital Funding, LLC	All right title and interest to Loan #416107603 known as Williamsburg Apartments located in Cincinnati, OH

EXHIBIT G

LIST OF OFFICERS

NAME	OFFICE
Amy McCormick	Vice President
Catherine J. Rodewald	Vice President
David A. Twardock	President & CEO
Deborah K. Wright	Asst. Secretary
Hal E. Collett	Vice President
Harry N. Mixon	Asst. Secretary
Jeffrey P. Jacobs	Secretary
Jurgen Muhlhauser	Treasurer
Kathleen C. Hoffman	Asst. Treasurer
Keith A. Kehlbeck	Vice President
Kelley H. Butler	Asst. Secretary
Laura J. Delaney	Asst. Treasurer
Michael J. Mancuso	Controller
Peter B. Eldridge	Asst. Secretary
Philip D. Morgan	Asst. Secretary
Richard C. Curlin	Vice President
Richard Pulido	Vice President
Robert P. Hood	Vice President
Roger A. Jern	Vice President
Sara Trybus	Vice President
Sean Beggan	Vice President
Thorleif A. Orndahl	Vice President

G-1

EXHIBIT H

LITIGATION; VIOLATIONS

NONE

H-1

EXHIBIT I

OWNER’S AFFIDAVIT

STATE OF             ,

COUNTY OF             ; SS,

The undersigned (hereinafter “Affiant” whether singular or plural), in consideration of First American Title Insurance Company issuing its policy(ies) of title insurance insuring an interest in or title to the real property described herein, and, if applicable, to induce any mortgagee to disburse loan proceeds, and being first duly sworn an oath, deposes, states and warrants to the best of Affiant’s actual knowledge as follows:

1.	Affiant has personal knowledge of the facts that relate to matters attested to herein.

2.	Affiant is the owner of the real property described in Exhibit A attached hereto and made a part hereof (“Premises”) and has owned the premises since June 4, 2012.

3.	No improvements (site or area) have been installed by public authority, the costs of which may be assessed against the Premises. Affiant has not been notified during Affiant’s ownership of the Premises of contemplated improvements (site or area) to the Premises by public authority, the costs of which are to be assessed against the Premises in the future nor has Affiant any notice of condemnation or other exercise of the power of eminent domain.

4.	During Affiant’s ownership of the Premises, Affiant has not received any notice of any unresolved violation of any restrictive covenants, homeowner’s association by-laws, condominium declaration, or condominium association rules or by-laws, as applicable (together and separately hereinafter referred to as “Covenants or Rules”).

5.	No unpaid-for work or labor has been performed and no unpaid-for materials have been furnished or fabricated in furtherance of any improvement to or on the Premises during Affiant’s ownership of the Premises which might form the basis of a mechanic’s lien against the Premises.

6.	Affiant has no actual knowledge of any encumbrances on title to the Premises other than those set forth in First American Title Insurance Company’s Commitment Number: 1101-1855764, nor does Affiant have any actual knowledge of off-record or undisclosed legal or equitable interests in the Premises owned or claimed by any other person or entity, except the rights of tenants, if any, which have been fully disclosed to Resource Real Estate Opportunity OP, L.P., a Delaware limited partnership and to First American Title Insurance Company.

7.	With respect to the improvements located on the Premises, Affiant has no actual knowledge of un-complied with orders or notices of civil authority concerning health, building or fire code violations, and to the extent that Affiant has made any structural or non-structural alteration or modifications to the improvements located on the Premises, Affiant has to Affiant’s knowledge, obtained all necessary building permits and variances for the same.

8.	Affiant is not now under any legal disability that would impede or void any of Affiant’s contractual obligations nor is Affiant a debtor in any proceeding under the bankruptcy laws of the United States. If Affiant is a limited liability company, its official consummating this transaction are properly authorized to do so, and the limited liability company shall be bound by this Affidavit.

Affiant agrees to hold First American Title Insurance Company and its policy-issuing agent harmless from any loss or claim arising because of title insurance protection provided a purchaser or lender in reliance in whole or in part on the completeness and correctness of the representations or attestations made herein.

Further, Affiant sayeth naught.

Prudential Williamsburg Holdings, LLC., a Delaware limited liability company

By:
Name:
Its:

Sworn to before me and subscribed in my presence this     day of                     , 2012.

Notary Public

WARNING: In sale transactions involving property in excess of $300,000 or property that is not to be used as a residence by Buyer, a separate affidavit should be executed in accordance with Internal Revenue Code Sec. 1445 and the Regulations promulgated thereunder (FIRPTA).

EXHIBIT A

1101-1855764

LEGAL DESCRIPTION

Real property in the City of Cincinnati, County of Hamilton, State of Ohio, and is described as follows:

Parcel 1(244-0006-0005-00 18400 Susann Ln.):

Situated in Section 8, Township 3, Entire Range 1, Springfield Township, City of Cincinnati, Hamilton County, Ohio and being more particularly describes as follows:

Beginning at a point in the North line of Galbraith Road at the Southeast corner of the land as shown on Registered Title Certificate No. 8884 of the Registered land records of Hamilton County, Ohio;

Thence from said beginning point, North 86°52’ West along the North line of Galbraith Road, 802.20 feet;

Thence Leaving said road North 03°08’ East, 59°24’ feet;

Thence South 86°52’ East, 132.50 feet;

Thence North 03°08’ East, 90.00 feet;

Thence North 86°52’ West 182.50 feet;

Thence South 03°08’ West, 149.24 feet to a point in the North line of Galbraith Road;

Thence with the North line of said Road North 86°52’ West, 294.46 feet;

Thence North 46°46’ West, 116.80 feet:

Thence North 03°08’ East parallel with the East line of said Registered Land, 556.77 feet;

Thence North 86°52’ West, parallel with Galbraith Road, 230.00 feet;

Thence North 34°08’ West, 115.60 feet;

Thence North 03°08’ East, 143.00 feet;

Thence North 22°20’39 East, 32.37 feet;

Thence North 48°22’ East, 334.32 feet;

Thence South 86°52’ East parallel with Galbraith Road, 520.00 feet;

Thence South 03°08’ West parallel with the East line of said Registered Land, 223.00 feet;

Thence South 51°08’40” East, 539.56 feet;

Thence South 76°54’ East, 335.00 feet to the East line of said Registered Land;

Thence South 03°08’ West, along the East of said Registered Land; 537.00 feet to the North line of Galbraith Road, The Southeast corner of said Registered Land and the place of beginning.

PARCEL II (244-0006-0039-00 / GALBRAITH RD.):

Situated in Section 8, Town 3, Entire Range 1, Springfield Township, Hamilton County, Ohio, and more particularly described as follows:

Beginning at a point in the North line of Galbraith Road at the Southeast corner of the land as shown on Registered Title Certificate No. 8884 of the Registered Land Records of Hamilton County, Ohio;

Thence North 86°52’ West along the North line of Galbraith Road, 1146.66 feet;

Thence leaving Galbraith Road North 46°46’ West, 116.80 feet:

Thence North 3°08’ East parallel with the East line of said Registered Land, 275.27 feet to the place of beginning for this description;

Thence from said beginning point North 3°08’ East parallel with the East line of said Registered Land, 117 feet;

Thence North 86°52’ West parallel with Galbraith Road, 101.50 feet;

Thence South 3°08’ West parallel with the East tine of said Registered Land, 117 feet;

Thence South 86°52’ East parallel with Galbraith Road, 101.50 feet to the place of beginning.

Together with an easement being more particularly described in Deed Book 4299, Page 145 of the Registered Land Records of Hamilton County, Ohio.

Being the same premises registered as Certificate No. 74448 Registered Land Records of Hamilton County, Ohio.

Parcel III (Consolidated With 244-0006-0005-00 / 8400 Susann Ln. / formerly 244-006-0038- 00 for which no tax duplicate is available):

Situated in Section 8, Town 3, entire Range 1. Springfield Township, in the City of Cincinnati, County of Hamilton, State of Ohio and being more particularly described as follows:

Beginning at a point in the North line of Galbraith Road at the Southeast corner of the land as shown on Registered Title Certificate No. 8884, of the Registered Land Records of Hamilton County, Ohio;

Thence North 3°08’ East, along the East line of said Registered Land, 1143 feet;

Thence North 86°52’ West, 269.92 feet to the place of beginning for this description;

Thence from said beginning point North 86°52’ West, 143.08 feet;

Thence North 3°08’ East, parallel with the East line of said Registered Land, 86.40 feet:

Thence North 45°42’ East, 169.72 feet;

Thence South 44°18’ East, 163.83 feet;

Thence South 45°42’ West, 136.57 feet to the place of beginning.

Together with an easement being more particularly described in Deed Book 4299, Page 145 of the Registered Land Records of Hamilton County, Ohio.

Being the same premises registered as Certificate No. 72621 Registered Land Records of Hamilton County, Ohio.

Parcel IV (Consolidated With 24.4.0006.0005-00 18400 Susann Ln. / formerly 244-006-OO36 00 for which no tax duplicate is available):

Situated in Section 8, Town 3, entire Range 1, Springfield Township, City of Cincinnati, Hamilton County, Ohio and being more particularly described as follows:

Beginning at a point in the North line of Galbraith Road at the intersection of the West line of Mayfair Avenue and the North line of Galbraith Road;

Thence North 86°52’ West 105.00 feet;

Thence leaving said Galbraith Road North 03°08’ East 537.00 feet to the true place of beginning of the following described real estate:

Thence from said beginning point North 76°54’ West, 335.00 feet;

Thence North 51° 08’ 40” West, 520.72 feet;

Thence South 86°52’ East, 145.20 feet;

Thence North 03°08’ East, 9.85 feet;

Thence South 86°52’ East, 44.50 feet;

Thence Eastwardly on a curve line tangent to the last described course and deflecting toward the left, having a radius of 140.00 feet, for a distance of 219.91 feet, chord of said curve bearing North 48°08’ East, 197.99 feet;

Thence North 03°08’ East parallel with Mayfair Avenue 94.15 feet;

Thence South 86°52’ East, 273.00 feet;

Thence South 03°08’ West, 189.00 feet;

Thence South 86°52’ East, 100.00 feet;

Thence North 03°08’ East, 169.00 feet;

Thence South 86°52’ East, 50.00 feet;

Thence South 03°08’ West, 606.00 feet to the place of beginning.

Being the residue of Registered Land Certificate No. 66218.

Parcel V (244-0006-0044-00 / Compton Rd.):

Situated in Section 8, Town 3, entire Range 1, Springfield Township and City of Cincinnati, County of Hamilton, State of Ohio and being more particularly described as follows:

Beginning at a point in the center line of Compton Road at the Northeast corner of the land as shown on Title Certificate No. 8884 of the Registered Land Records of Hamilton County, Ohio;

Thence North 45°30’ West along the center line of Compton Road, 280.82 feet:

Thence North 44° 20’ West along the center line of Compton Road, 257 feet to the place of beginning for this description;

Thence from said beginning point South 45°40’ West, 189.55 feet;

Thence Southwardly on a curved line tangent to the last described course and deflecting toward the left, having a radius of 275 feet for a distance of 50.56 feet, chord of said curve bearing South 40° 24’ West, 50.48 feet;

Thence South 35°8’ West tangent to the last described curve, 24.52 feet:

Thence Southwardly on a curved line tangent to the last described course and deflecting toward the right, having a radius of 20 feet, for a distance of 31.42 feet, chord of said curve bearing South 80°8’ West, 28.28 feet;

Thence North 54°52’ West, tangent to the last described curve, 117.14 feet;

Thence Westwardly on a curved line tangent to the last described course and deflecting toward the tight, having a radius of 287.50 feet for a distance of 39.92 feet, chord of said curve bearing North 50°53’20” West, 39.89 feet;

Thence North 46°54’40” West, tangent to the last described curve, 80.31 feet:

Thence North 43°5’20” East 20 feet;

Thence North 46°54’40” West, 60 feet;

Thence South 43°5’20” West, 20 feet;

Thence Westwardly on a curved line deflecting toward the right, having a radius of 40 feet for a distance of 37.24 feet, chord of said curve bearing North 20°14’10” West, 35.91 feet;

Thence continuing Westwardly on a curved line tangent to the last described curve and deflecting toward the left, having a radius of 40 feet, for a distance of 61.99 feet, chord of said curve bearing North 37°57’35” West, 55.97 feet to a point in the corporation line between Wyoming and Cincinnati;

Thence along said corporation line the following courses arid distances:

South 82° 21’ 30” East, 111.43 feet;

South 44°20’ East, 17.25 feet; North 45°40’ East, 230 feet to the center line of Compton Road;

Thence South 44°20’ East along the center line of Compton Road 285.21 feet to the place of beginning.

Being the same premises registered as Certificate No. 85899.

Parcel V-A (244-0006-0045-00 / Compton Rd.):

Situated in Section 8, Town 3, entire Range 1, Springfield Township, Hamilton County, Ohio and being more particularly described as follows:

Beginning at a point in the center line of Compton Road at the Northeast corner of the land as shown on Title Certificate No. 8884 of the Registered Land Records of Hamilton County, Ohio;

Thence from said beginning point South 3°8’ West along the East line of said registered land, 238.80 feet;

Thence North 86°52’ West 28.50 feet;

Thence South 45°40’ West, 21.45 feet;

Thence South 3°8’ West, 40 feet;

Thence North 86°52’ West, 13 feet:

Thence South 3°8’ West 32.78 feet;

Thence Southwardly on a curved line tangent to the last described course and deflecting toward the right, having a radius of 8 feet for a distance of 19.41 feet, chord of said curve bearing South 72°37’57” West, 14.99 feet;

Thence Westwardly on a curved line tangent to the last described curve and deflecting toward the left, having a radius of 177.50 feet for a distance of 20.03 feet, chord of said curve bearing North 41° 6’ 3” West, 20.02 feet;

Thence North 44°20’ West, tangent to the last described curve, 348.42 feet;

Thence Westwardly on a curved line tangent to the last described course and deflecting toward the right, having a radius of 287.50 feet, for a distance of 106.21 feet, chord of said curve bearing North 33°45’ West, 105.61 feet:

Thence continuing Westwardly on a curved line tangent to the last described curve and deflecting toward the left, having a radius of 162.50 feet, for a distance of 89.91 feet, chord of said curve bearing North 39°1’ West, 88.76 feet;

Thence North 54°52’ West, tangent to the last described curve, 70.01 feet;

Thence Westwardly on a curved line tangent to the last described course and deflecting toward the right, having a radius of 20 feet, for a distance of 31°42’ feet, chord of said curve bearing North 9°52’ West 28.28 feet;

Thence North 35°8’ East, tangent to the last described curve, 24.52 feet, 31.42 feet, chord of said curve bearing North 9° 52’ West 28.28 feet;

Thence Northwardly on a curved line tangent to the last described course and deflecting toward the right, having a radius of 225 feet, for a distance of 41.36 feet, chord of said curve bearing North 40° 24’ East, 41.31 feet:

Thence North 45°40’ East, tangent to the last described curve, 189.55 feet to the center line of Compton Road;

Thence South 44°20’ East along the center line of Compton Road, 207 feet to an angle;

Thence continuing along the center line of Compton Road, South 45°30’ East, 280.82 feet to the place of beginning.

Being the same premises registered as Certificate No. 85899 Registered Land Records of Hamilton County, Ohio.

Parcel V-B (244-0006-0007-00 & 244-0006-0037-00 / Compton Rd.):

Situated in Section 8, Town 3, entire Range 1, Springfield Township, Hamilton County, Ohio and being more particularly described as follows:

Beginning at a point in the center line of Compton Road, at the Northeast corner of the land as shown on Title Certificate No. 8884 of the Registered Land Records of Hamilton County, Ohio;

Thence South 3°8’ West along the East line of said land, 238.80 feet to the place of beginning for this description;

Thence from said beginning point North 86°52’ West, 28.50 feet;

Thence South 45°40’ West. 21.45 feet;

Thence South 3°8’ West 40 feet;

Thence North 86°52’ West, 13 feet;

Thence South 3°8 West 32.78 feet;

Thence Southwardly on a curved line tangent to the last described course and deflecting toward the right, having a radius of 8 feet for a distance of 19.41 feet, chord of said curve bearing South 72°37’57” West, 14.99 feet;

Thence Southwardly on a curved line concentric with the last described curve and deflecting toward the right, having a radius of 177.50 feet, for a distance of 127.02 feet, chord of said curve bearing South 17°22’3” East, 124.33 feet;

Thence South 03° 08’ East 6.72 feet;

Thence South 86°52’ East 26.50 feet to the East line of said registered land;

Thence North 3°8’ East along the East tine of said registered land, 217 feet to the place of beginning.

Together with an easement being more fully described in Deed Book 4299, Page 145 of the Registered Land Records of Hamilton County, Ohio.

Together with an easement from Philip M. Meyers, Jr., trustee, as set out in Official Record Book 5613 Page 1068.

Being the same premises registered as Certificate No. 85899 Registered Land Records of Hamilton County, Ohio.

Parcel VI (244-0006-0047-00 / 7001 Constitution Dr.)

Situated in Section 8, Town 3, entire Range 1, Springfield Township, City of Cincinnati, Hamilton County, Ohio and being more particularly described as follows:

Beginning at a point in the center line of Compton Road at the Northeast corner of the land as shown on Registered Title Certificate No. 8884, of the Registered Land Records of Hamilton County, Ohio;

Thence along the center line of Compton Road North 45°30’ West 280.82 feet to an angle;

Thence North 44°20’ West 651 43 feet;

Thence leaving Compton Road, North 83°43’ West, 157.19 feet;

Thence North 44°20’ West, 31.36 feet;

Thence North 83°43’ West, 155.28 feet;

Thence South 01°09’ West, 251.34 feet;

Thence along the East tine of the land as shown on Registered Title Certificate No. 6866 of the Registered Land Records of Hamilton County, Ohio, which is also the West line of the land as shown on said Registered Title Certificate No. 8884 South 01°09’ West 879.48 feet;

Thence North 86°52’ West 301.26 feet to the true place of beginning of the following described real estate;

Thence South 48°22’ West, 79.68 feet;

Thence North 70°52’ West, 244.00 feet;

Thence North 11°49’50” West, 23.32 feet;

Thence North 19°08’ East, 90.00 feet;

Thence North 70°52’ West, 67.67 feet;

Thence North 19°08’ East, 160.00 feet;

Thence South 70°52’ East, 288.00 feet to a corner of Registered Title Certificate No. 76445 of the Registered Land Records of Hamilton County, Ohio;

Thence with the line said Registered Title Certificate No. 76445, South 03°08’ West, 213.26 feet;

Thence with a line of said Registered Title Certificate No. 76445, South 86°52’ East, 16.44 feet to the place of beginning.

Being the residue of Certificate No. 92131 of the Registered Land Records of Hamilton County, Ohio.

Parcel VII (244-0006-0050-00 / 7201 Constitution Dr.):

Situated in Section 8, Town 3, entire Range 1, Springfield Township, Hamilton County, Ohio and being more particularly described as follows:

Beginning at the Northwest corner of Certificate of Title No. 6866 of the Hamilton County, Ohio, Registered Land Records, said corner being located on the West line of Section 8 at a point 2606.42 feet from the Southwest corner of said Section 8;

Thence with the North line of Certificate 6866, South 87°45’ East a distance of 642.00 feet to an iron pin marking the real place of beginning of this description;

Thence continuing along said North line of Certificate No. 6866, South 87°45’ East a distance of 502.50 feet to an iron pin;

Thence the following 45 courses and distances to iron pins;

South 50°00’ East 113.00 feet;

South 18°26’ West, 134.00 feet;

South 61°09’ East, 265.86 feet;

South 17°38’ East, 39.05 feet;

North 72°22’ East, 77.00 feet;

North 17°38’ West, 16.00 feet;

North 72°22’ East, 115.00 feet;

South 54°46’ East, 136.75 feet;

South 17°38’ East, 124.36 feet;

South 10°42’ West, 116.28 feet;

South 51°21’ West, 100.04 feet;

South 56°47’ East, 231.00 feet;

South 11°47’ East, 78.50 feet;

South 33°13 West, 138.91 feet;

South 65°37’ East, 33.57 feet;

South 70°52’ East, 198.40 feet;

South 19°08’ West, 35.00 feet with the Northwest line of Registered Land Certificate of Title 92131;

North 70°52’ West, 200.00 feet: North 65°37’ West, 107.25 feet; North 55°36’ West, 170.73 feet;

South 67°10’ West, 206.00 feet;

North 67°50’ West, 46.67 feet;

South 67°10’ West, 133.74 feet;

North 45°01’ West, 90.75 feet;

North 22°50’ West, 59.97 feet;

North 82°50’ West, 57.00 feet;

North 07°10’ East, 107.00 feet;

North 46°38’ West, 136.11 feet;

South 43°22’ West 79.25 feet;

South 09°14’ East, 130.00 feet;

South 80°46’ West, 170.01 feet;

North 44°13’ West, 48.82 feet;

North 09°14’ West, 15.51 feet;

South 80°46’ West, 125.99 feet;

North 35°00’ West, 64.40 feet;

South 80°46’ West, 34.02 feet;

North 70°52’ West, 71.56 feet;

North 09°14’ West, 118.00 feet;

North 53°49’ East, 68.39 feet;

North 80°46’ East, 23.02 feet;

North 09°14’ West, 73.00 feet;

North 80’46’ East, 197.00 feet;

North 05°57’ West, 78.00 feet;

North 23°44’ West, 264.72 feet;

North 07°05’ East, 229.06 feet to the place of beginning.

Contains 20.281 acres.

Together with a grant of easement for Utilities and Roadway more fully described in Deed Book 4091, Page 72 of the Registered Land Records of Hamilton County, Ohio.

Together with an easement being more particularly described in Deed Book 4299, Page 145 of the Registered Land Records Land Records of Hamilton County, Ohio.

Being the same premises Registered as Certificate No. 100327 Registered Land Records of Hamilton County, Ohio.

Parcel VIII (244-0006-0084-00 / 200 Galbraith Rd.):

Situated in Section 8, Town 3, entire Range 1, Springfield Township, Hamilton County, Ohio and being more particularly described as follows:

Beginning at the Southwest corner of Section 8;

Thence along the West line of Section 8, said line also being the corporation line between the Cities of Wyoming and Cincinnati North 1°13’ East a distance of 1721.78 feet to a point and the real place of beginning for this description of property;

Thence continuing along the West line of said Section 8, said line being the corporation line between the Cities of Wyoming and Cincinnati, said line also being the West line of the original Registered Land Certificate No. 6866 North 1°13’ East a distance of 884.64 feet to a point, said point being the Northwest corner of Registered Land Certificate #6866;

Thence continuing along the corporation line between the Cities of Wyoming and Cincinnati and along the North tine of Registered Land Certificate No. 6866 South 87°45’ East a distance of 642.00 feet to a point;

Thence leaving said corporation line and along the West line of Registered Land Certificate No. 100327 the following 12 courses and distances:

South 7°05’ West a distance of 229.06 feet to a point, South 23°44’ East a distance of 264.72 feet to a point, South 5°57’ East a distance of 78.00 feet to a point, South 80°46’ West a distance of 197.00 feet to a point, South 9°14’ East a distance of 73.00 feet to a point, South 80°46’ West a distance of 23.02 feet to a point, South 53°49’ West a distance of 68.39 feet to a point, South 9°14 East a distance of 118.0 feet to a point, South 70°52’ East a distance of 71.56 feet to a point, North 80°46’ East a distance of 34.02 feet to a point, South 35° East a distance of 64.40 feet to a point, North 80°46’ East a distance of 28.62 feet to a point;

Thence along a curve deflecting to the left, subtended by a chord bearing South 47°53’51” East a distance of 265.54 feet, having a radius of 320.00 feet, an arc distance of 273.82 feet to a point, said curve being the West line of Registered Land Certificate No. 106136;

Thence North 78°38’ West a distance of 107.76 feet to a point;

Thence North 71°14’20” West a distance of 457.23 feet to a point;

Thence South 68°44’ West a distance of 194.82 feet to a point;

Thence North 28°35’ West a distance of 85.05 feet to a point;

Thence North 77°23’ West a distance of 110.18 feet to the real place of beginning.

Containing 13.584 acres.

Together with an easement being more particularly described in Deed Book 4299, Page 145 of the Registered Land Records of Hamilton County, Ohio.

Being the same premises Registered as Certificate No. 119512 Registered Land Records of Hamilton County, Ohio.

Parcel IX (Consolidated With 244-0006-0005-00 / 8400 Susann Ln. / formerly 244-006-0035- 00 for which no tax duplicate is available):

Situated in Section 8, Town 3, entire Range 1. Springfield Township, Hamilton County, Ohio and being more particularly described as follow:

Beginning at a point in the North line of Galbraith Road, 105 feet West of the intersection of the North line of Galbraith Road and the West line of Mayfair Avenue;

Thence the above mentioned 105 feet being measured along the North line of Galbraith Road;

Thence North 3°8’ East 537 feet;

Thence North 76°54’ West 335 feet;

Thence North 51°8’40” West 520.72 feet to the place of beginning for this description;

Thence from said beginning point, North 51°8’40” West 18.84 feet;

Thence North 3°8’ East 91 feet;

Thence South 86°52’ East 160.50 feet;

Thence South 3°8’ West 102 feet;

Thence North 86°52’ West 145.20 feet to the place of beginning.

Together with an easement being more particularly described in Deed Book 4299, Page 145 of the Registered Land Records of Hamilton County, Ohio.

Being the same premises registered as Certificate No. 64819 Registered Land Records of Hamilton County, Ohio.

Parcel X (244-0006-0048-00 / 200 Galbraith Rd.):

Situated in Springfield Township, Section 8, Town 3, entire Range 1, Hamilton County, Ohio and being more particularly described as follows:

Beginning at the Southeast corner of Registered Land Title Certificate No. 8884;

Thence along the North right-of-way of Galbraith Road North 86°52’ West a distance of 802.20 feet to the place of beginning for this conveyance;

Thence continuing along the North right-of-way of Galbraith Road North 86°52’ West a distance of 50.00 feet to a point;

Thence leaving North of right-of-way line North 03°08’ East a distance of 149.24 feet to a point:

Thence South 86°52’ East a distance of 128.00 feet to a point;

Thence South 03°08’ West a distance of 90.00 feet to a point;

Thence North 86°52’ West a distance of 78.00 feet to a point;

Thence South 03°08’ West a distance of 59.24 feet to the place of beginning.

Contains 0.332 acres.

Parcel XI (244-0006-0085-00 / 200 Galbraith Rd.):

Situated in Section 8, Town 3, Entire Range 1, Springfield Township, City of Cincinnati, Hamilton County, Ohio, being part of registered land Certificate No. 56123 and being more particularly described as follows:

Beginning at the Southeast corner of said Certificate No. 56123, said point being North 86° 52’ 00” West distant 105.00 feet from the intersection of the West right-of-way line of Mayfair Street and the North right-of-way line of Galbraith Road;

Thence along the North right-of-way line of Galbraith Road and the South line of said Certificate No. 56123 North 86° 52’ 00” West a distance of 802.20 feet to a point;

Thence leaving said right-of-way line and with an East line of registered land Certificate No. 97661 North 3° 08’ 00” East a distance of 59.24 feet to a point;

Thence along the South line of said Certificate No. 97661 South 86° 52’ 00” East a distance of 78.00 feet to a point and the real place of beginning for this description of property;

Thence along the Eastern most line of said Certificate No. 97661 North 3° 08’ 00” East a distance of 90.00 feet to a point;

Thence South 86° 52’ 00” East a distance of 54.50 feet to a point;

Thence South 3° 08’ 00” West a distance of 90.00 feet to a point;

Thence North 86° 52’ 00” West a distance of 54.50 feet to the place of beginning.

Contains 0.113 acres.

Together with an easement being more particularly described in Deed Book 4299, Page 145 of the registered land records of Hamilton County, Ohio. Parcels XI and XI-A being the same premises registered as Certificate No. 121557 registered land records of Hamilton County. Ohio.

Parcel XII (244-0006-0046-00 / Compton Rd.)

Situated in Section 8, Town 3, Entire Range 1, and being more particularly described as follows:

Beginning at a point in the center line of Compton Road at the Northeast corner of the land as shown on registered Title Certificate No. 8884 of the registered land records of Hamilton County, Ohio;

Thence along the center line of Compton Road, North 45° 30’ West 280.82 feet to an angle;

Thence North 44° 20’ West, 651.43 feet;

Thence leaving Compton Road, North 83° 43’ West, 157.19 feet;

Thence North 44° 20’ West, 31.36 feet;

Thence North 83° 43’ West, 155.28 feet;

Thence South 1° 9’ West, 251.34 feet;

Thence along the East line of the land as shown on registered Title Certificate No. 6866, which is also the West line of the land as shown on registered Title Certificate No. 8884 of the registered land records of Hamilton County. Ohio, South 1° 9’ West, 879.48 feet;

Thence North 86° 52’ West 317.70 feet;

Thence North 86° 52’ West 317.70 feet;

Thence North 3° 8’ East, 213.26 feet;

Thence North 86° 52’ West, 240.00 feet;

Thence North 3° 8’ East 68.82 feet to the place of beginning of this description;

Thence, continuing with the previous line North 3° 8’ East 86.98 feet;

Thence North 40° 44’ East 99.26 feet;

Thence South 3° 8’ West, 182.96 feet;

Thence North 70° 52’ West 63.00 feet to the place of beginning.

Containing 0.1878 acres.

Parcel XIII (Part of 244-0006-0040-00/Compton Rd.) formerly 244-0006-0042-00 for which no tax duplicate is available)

Situated in Section 8, Town 3, Entire Range 1, Springfield Township, City of Cincinnati, Hamilton County, Ohio and being more particularly described as follows:

Beginning in the center line of Compton Road at the Northeast corner of the land as shown on registered Title Certificate No. 8884 of the registered land records of Hamilton County, Ohio;

Thence along the center line of Compton Road North 45° 30’ West, 280.82 feet to an angle;

Thence North 44° 20’ West 651.43 feet;

Thence leaving Compton Road North 83° 43’ West, 157.19 feet;

Thence North 44° 20’ West, 31.36 feet;

Thence North 83° 43’ West, 155.28 feet;

Thence South 01° 09’ West, 251.34 feet to the true place of beginning of the following described real estate;

Thence from said beginning point South 01° 09’ West along the East line of the land as shown on registered Title Certificate No. 6866, which is also the West line of the land as shown on Title Certificate No. 8884 of the registered land records of Hamilton County, Ohio, 879.48 feet;

Thence North 86° 52’ West, 317.70 feet;

Thence North 03° 08’ East, 213.26 feet;

Thence North 70° 52’ West, 186.67 feet;

Thence North 03° 08’ East, 182.96 feet;

Thence North 40° 44’ East, 45.58 feet;

Thence South 49° 16’ East, 42.01 feet;

Thence Eastwardly on a curved line tangent to the last described course and deflecting toward the left, having a radius of 87.50 feet, for a distance of 32.29 feet, chord of said curve bearing South 59° 50’ 15” East, 32.10 feet;

Thence North 03° 08’ East, 465.07 feet;

Thence South 82° 21’ 30” East, 378.18 feet to the place of beginning and containing 8.010 acres of land.

Parcel XIV (244-0006-0040-00 / Compton Rd.)

Situated in Section 8, Town 3, Entire Range 1, and being more particularly described as follows:

Beginning in the centerline of Compton Road at the Northeast corner of the land as shown on registered Title Certificate No. 8884 of the registered land records of Hamilton County, Ohio;

Thence South 3° 8’ West along the East line of said registered land, 455.80 feet;

Thence North 86° 52’ West, 26.50 feet to the place of beginning for this description:

Thence from said beginning point North 86° 52’ West, 23.50 feet;

Thence South 3° 8’ West, 189 feet;

Thence North 86° 52’ West, 100 feet;

Thence North 3° 8’ East, 189 feet;

Thence North 86° 52’ West, 119.92 feet;

Thence North 45° 42’ East, 136.57 feet;

Thence North 44° 18’ West, 163.83 feet;

Thence South 45° 42’ West, 169.72 feet;

Thence South 3° 8’ West, 86.40 feet;

Thence North 86° 52’ West, 10 feet;

Thence South 3° 8’ West, 94.15 feet;

Thence Southwardly on a curved line tangent to the last described course and deflecting toward the right, having a radius of 140 feet, for a distance of 219.91 feet, chord of said curve bearing South 48° 8’ West, 197.99 feet;

Thence North 86° 52’ West tangent to the last described curve, 44.50 feet;

Thence North 3° 8’ East, 92.15 feet;

Thence North 86° 52’ West, 160.50 feet;

Thence North 3° 8’ East, 132 feet;

Thence North 86° 52’ West, 218.74 feet to the West line of said registered Title Certificate No. 8884;

Thence North 1° 9’ East along the West line of said registered title certificate which is also the East line of the land as shown on registered Title Certificate No. 6866 of the registered land recorc1s of Hamilton County, Ohio, for a distance of 879.48 feet;

Thence South 82° 21’ 30” East, 128 feet;

Thence Eastwardly on a curved line tangent to the last described course and deflecting toward the right, having a radius of 40 feet for a distance of 61.99 feet, chord of said curve bearing South 37° 57’ 35” East, 55.97 feet;

Thence continuing Eastwardly on a curved line tangent to the last described curve and deflecting toward the left, having a radius of 40 feet, for a distance of 37.24 feet, chord of said curve bearing South 20° 14’ l0” East, 35.91 feet;

Thence North 43° 5’ 20” East, 20 feet;

Thence South 45° 54’ 40” East, 60 feet:

Thence South 43° 5’ 20” West, 20 feet;

Thence South 46° 54’ 40” East, 80.31 feet;

Thence Eastwardly on a curved line tangent to the last described course and deflecting toward the left, having a radius of 20 feet for a distance of 31.42 feet, chord of said curve bearing North 80° 8’ East 28.28 feet;

Thence North 35° 8’ East, tangent to the last described curve, 24.52 feet;

Thence Northwardly on a curved line tangent to the last described course and deflecting toward the right, having a radius of 275 feet, for a distance of 50.56 feet, chord of said curve bearing North 40° 24’ East, 50.48 feet;

Thence North 45° 40’ East, tangent to the last described curve, 189.55 feet to the centerline of Compton Road;

Thence South 44° 20’ East along the centerline of Compton Road, 50 feet;

Thence leaving Compton Road South 45° 40’ West, 189.55 feet;

Thence Southwardly on a curved line tangent to the last described course and deflecting toward the left, having a radius of 225 feet for a distance of 41.36 feet, chord of said curve bearing South 40° 24’ West, 41.31 feet;

Thence South 35° 8’; West, tangent to the last described curve 24.52 feet;

Thence Southwardly on a curved line tangent to the last described course and deflecting toward the left, having a radius of 20 feet, for a distance 31.42 feet, chord of said curve bearing South 9° 52’ East, 28.28 feet;

Thence South 54° 52’ East, tangent to the last described curve, 70.01 feet;

Thence Eastwardly on a curved line tangent to the last described course and deflecting toward the right, having a radius of 162.50 feet, for a distance of 89.91 feet, chord of said curve bearing South 39° 1’ East, 88.76 feet;

Thence continuing Eastwardly on a curved line tangent to the last described curve and deflecting toward the left, having a radius of 287.50 feet, for a distance of 106.21 feet, chord of said curve bearing South 33° 45’ East, 105.61 feet;

Thence South 44° 20’ East tangent to the last described curve, 348.42 feet;

Thence Eastwardly on a curved line tangent to the last described course and deflecting toward the right, having a radius of 177.50 feet, for a distance of 147.05 feet, chord of said curve bearing South 20° 36’ East, 142.88 feet;

Thence South 3° 8’ West, tangent to the last described curve, 6.72 feet to the place of beginning.

Parcel XV (244-0006-0049-00/ 200 Galbraith Rd.)

Beginning at the Northwest corner of said certificate of title 6866, said corner being located on the West line of said Section 8, at a point 2606.42 feet from the Southwest corner of Section 8;

Thence with the North line of certificate 6866, South 87° 45’ East a distance of 1144.50 feet to an iron pin;

Thence the following 12 courses and distance to iron pins: South 50° 00’ East 113.00 feet;

South 18° 26’ West, 134.00 feet;

South 61° 09’ East 265.86 feet;

South 17° 38’ East 39.05 feet;

North 72° 22’ East 77.00 feet;

North 17° 38’ West 16.00 feet;

North 72° 22’ East 115.00 feet;

Thence South 54° 46’ East 136.75 feet;

South 17° 38’ East 124.36 feet;

South 10° 42’ West 116.28 feet;

South 51° 21’ West 100.04 feet;

South 56° 47’ East 231.00 feet;

South 11° 47’ East 78.50 feet to an iron pin marking the real place of beginning;

Thence South 89° 18’ 20” East a distance of 223.88 feet to a point in the West line of certificate No. 92130;

Thence with said West line South 3° 08’ West a distance of 86.98 feet to a point in the North line of Certificate No. 92131;

Thence with said line North 70° 52’ West a distance of 38.33 feet to a point;

Thence with West line of Certificate No. 92131, South 19° 08’ West a distance of 125.00 feet to an iron pin and passing through an iron pin at 110.00 feet;

Thence North 70° 52’ West a distance of 198.40 feet to an iron pin;

Thence North 65° 37’ West a distance of 33.57 feet to an iron pin;

Thence North 33° 13’ East a distance of 138.91 feet to the place of beginning.

Containing 0.880 acre.

Together with an easement for roadway, parking, ingress and egress and tap-in to sewer and water mains as set forth in Deed Book 3563, Page 621, as modified by the terms and conditions of a declaration of vacation of easement and grant of easement recorded in Official Record 5647, Page 356 of Registered Land of Hamilton County, Ohio.

Parcel XVI (244-0006-0082-00/ 2754 Erie Ave.)

Situated in Section 8, Town 3, Entire Range 1, and being more particularly described as follows;

Beginning at the Southwest corner of section 8;

Thence along the West line of Section 8 and with the corporation line between the cities of Wyoming and Cincinnati North 1° 13’ East a distance of 2606.42 feet to a point being the Northwest corner of Original Registered Land Certificate No. 6866;

Thence along the North line of Registered Land Certificate No. 6866 and continuing along the corporation line between the cities of Wyoming and Cincinnati South 87° 45’ East a distance of 1144.50 feet to a point and the real place of beginning for this description of property;

Thence continuing along the North line of Registered Land Certificate No. 6866 and with the corporation line between the cities of Wyoming and Cincinnati South 87° 45’ East a distance of 162.58 feet to a point;

Thence continuing along said corporation line the following 2 courses and distances: South 54° 31’ 30” East a distance of 435.98 feet to a point and South 82° 21’ 30” East a distance of 617.31 feet to a point;

Thence along the West line of Registered Land Certificate No. 76445 following three courses and distances:

South 03° 08’ West a distance of 465.07 feet to a point, along a curve deflecting to the right, subtended by a chord bearing North 59° 50’ 13” West a distance of 32.10 feet, having a radius of 87.50 feet, an arc distance of 32.29 feet to a point and North 49° 16’ West a distance of 42.01 feet to a point;

Thence South 40° 44’ West a distance of 144.84 feet to a point;

Thence along the North line of Registered Land Certificate No. 101684 North 89° 18’ 20” West a distance of 223.88 feet to a point;

Thence along the East line of Registered Land Certificate No. 100327 the following 13 courses and distance: North 11° 47’ West a distance of 78.50 feet to a point, North 56° 47’ West a distance of 231.00 feet to a point, North 51° 21’

East a distance of 100.04 feet to a point, North 10° 42’ East a distance of 116.28 feet to a point, North 17° 38’ West a distance of 124.36 feet to a point, North 54° 46’ West a distance of 136.75 feet to a point, South 72° 22’ West a distance of 115.00 feet to a point, South 17° 38’ East a distance of 16.00 feet to a point, South 72° 22’ West a distance of 77.00 feet to a point, North 17° 38’ West a distance of 39.05 feet to a point, North 61° 09’ West a distance of 265.86 feet to a point. North 18° 26’ East a distance of 134.00 feet to a point and North 50° West a distance of 113.00 feet to the real place of beginning.

Parcel XVII (244-0006-0094-001 Galbraith Rd.

Situated in Section 8, Town 3, Entire Range 1, Springfield Township, City of Cincinnati, and being more particularly described as follows:

Beginning at a point in the North right of way line of Galbraith Road at the Southeast corner of the land as described in Registered Land Certificate No. 8884;

Thence with said North right of way line, North 86° 52’ 00” West, 1146.66 feet to a point;

Thence leaving said right of way, North 46° 46’ 00” West, 116.80 feet to a point;

Thence North 03° 08’ 00” East, 162.21 feet to an iron pin and the real point of beginning for this description;

Thence North 86° 52’ 00” West, 229.91 feet to an iron pin;

Thence along an arc deflecting to the right, having a radius of 124.00 feet a distance of 88.58 feet, the chord of said arc bears North 05° 22’ 24” West, 86.71 feet to an iron pin; Thence North 14° 55’ 51” East, 92.25 feet to an iron pin;

Thence along an arc deflecting to the left, having a radius of 187.50 feet, a distance of 67.09 feet, the chord of said arc bears North 04° 40’ 50” East, 66.73 feet to a nail;

Thence North 05° 34’ l0” West, 52.40 feet to an iron pin;

Thence South 86° 52’ 00” East, 230.00 feet to an iron pin;

Thence South 03° 08’ 00” West, 164.50 feet to a nail;

Thence North 86° 52’ 00” West, 101.50 feet to an iron pin;

Thence South 03° 08’ 00” West, 117.00 feet to a nail;

Thence South 86° 52’ 00” East, 101.50 feet to an iron pin;

Thence South 03° 08’ 00” West, 13.06 feet to the real point of beginning.

Containing 1.2939 acres of land.

For plat of said description, see Plat Book, 80, Page 8 of the Registered Land Records of Hamilton County, Ohio.

Parcel XVIII (244-0006-0095-00 / Galbraith Rd.)

Situated in Section 8, Town 3, Entire Range 1, Springfield Township, City of Cincinnati, Hamilton County, Ohio and being more particularly described as follows:

Beginning at the Northeast corner of Registered Land Certificate No. 29503; Thence along the North line of said Certificate No. 29503, North 78° 38’00” West, 43.90 feet to a point;

Thence along an arc deflecting to the right, having a radius of 320.00 feet a distance of 273.82 feet, the chord of said arc bears North 47° 53’ 51” West, 265.54 feet to a point;

Thence North 80° 46’ 00” East, 97.37 feet to a point;

Thence South 09° 14’ 00” East. 15.51 feet to a point;

Thence South 44° 13’ 00” East, 48.82 feet to a point;

Thence North 80° 46’ 00” East, 170.01 feet to a point;

Thence North 09° 14’ 00” West, 28.00 feet to an iron pin and real point of beginning for this description:

Thence continuing North 19° 14’ 00” West, 102.00 feet to an iron pin;

Thence North 43° 22’ 00” East 79.25 feet to a nail;

Thence South 46° 38’ 00” East, 136.11 feet to an iron pin;

Thence South 07° 10’ 00” West, 97.30 feet to an iron pin;

Thence North 75° 45’ 10” West, 128.82 feet to the real point of beginning.

Containing 0.4371 acres of land.

For plat of said description see Plat Book 80, Page 9 of the Registered Land Records, of Hamilton County, Ohio.